  Rule No. 424(b)(5)
  File No. 333-28031

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 17, 1997)


[LOGO] HEADLANDS MORTGAGE SECURITIES INC.,
                 As Sponsor


                     HEADLANDS HOME EQUITY LOAN TRUST 1998-1

                  REVOLVING HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1998-1
              $191,584,000 Class A Variable Rate Asset-Backed Notes
                        Class S 1.25% Asset-Backed Notes

                       HEADLANDS MORTGAGE SECURITIES INC.,
                                   As Sponsor

                           HEADLANDS MORTGAGE COMPANY,
                                   As Servicer

         Headlands Home Equity Loan Trust 1998-1 (the "Trust" or the "Issuer") will issue two classes of Asset-Backed Notes (the "Notes"), the Class A Variable Rate Asset-Backed Notes (the "Class A Notes") and the Class S 1.25% Asset-Backed Notes (the "Class S Notes"), each of which is being offered hereby. The Notes are payable only in the circumstances described herein. The Trust was formed pursuant to a Trust Agreement (the "Trust Agreement") dated as of March 13, 1998 and entered into between Headlands Mortgage Securities Inc., as Sponsor (the "Sponsor") and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"). The Class A Notes and the Class S Notes will be issued pursuant to an Indenture, dated as of March 1, 1998 (the "Indenture") between the Trust and The First National Bank of Chicago, as Indenture Trustee (the "Indenture Trustee"). The Trust will also issue a certificate which is not offered hereby but will initially be retained by the Sponsor (the "Certificates", and together with the Class A Notes and the Class S Notes, the "Securities"). The Notes represent limited obligations of the Issuer payable solely from the collateral. Payment on the Notes will be payable solely from the adjustable rate home equity revolving credit line loans (the "HELOCs") and the fixed-rate closed-end home equity loans (the "Closed-End Loans") (the Closed-End Loans together with the HELOCs, the "Mortgage Loans") and other collateral pledged to secure the Notes including the Policy. The Mortgage Loans will be serviced by Headlands Mortgage Company (the "Company"). Neither the Sponsor nor any other person or entity except the Issuer has guaranteed or is otherwise obligated with respect to payment of the Notes and no person or entity other than the Issuer is obligated to pay the Notes, except as specifically set forth herein with regard to the Policy. The Issuer is not expected to have any significant assets other than those pledged as collateral to secure the Notes.
                                                  (cover continued on next page)



                                  [AMBAC LOGO]

  SEE "RISK FACTORS" ON PAGE S-22 HEREIN AND ON PAGE 14 IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
                     INVESTORS IN THE NOTES OFFERED HEREBY.
                         -----------------------------

THE NOTES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, THE OWNER
  TRUSTEE, THE INDENTURE TRUSTEE, THE SPONSOR, THE UNDERWRITER OR ANY AFFILIATE
    THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE NOTES NOR THE
       MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE COMPANY, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SPONSOR, THE UNDERWRITER OR ANY
                AFFILIATE THEREOF OR BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

         Greenwich Capital Markets, Inc. (the "Underwriter") has agreed to purchase the Class A Notes and the Class S Notes from the Sponsor for a purchase price resulting in aggregate proceeds to the Sponsor of approximately $199,713,484.79 before deducting expenses payable by the Sponsor estimated at $350,000. The Underwriter proposes to offer the Class A Notes and the Class S Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of sale and any discounts, commissions or profits on resale that may be deemed underwriting discounts or commissions, see "Underwriting." The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

         The Notes are offered subject to receipt and acceptance by the Underwriter and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes in book-entry form will be made on or about March 25, 1998 only through The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") and CEDEL, S.A. ("CEDEL").

       GREENWICH CAPITAL MARKETS
       -------------------------------------------------------[LOGO]
       A Division of NatWest Markets

March 20, 1998

(cover continued from previous page)

         The Class A Notes will bear interest at a rate generally equal to One-month LIBOR plus 0.20% (the "Class A Note Rate"). The Class S Notes will bear interest on a notional amount equal to the outstanding principal balance of the Class A Notes at a rate of 1.25% (the "Class S Note Rate"). The Certificates will initially represent approximately 2% of the Original Funded Balance (as defined herein) of the Mortgage Loans. Only the Notes are being offered hereby.

         Distributions on the Notes will be made on the fifteenth day of each month or, if such date is not a Business Day, then on the next succeeding Business Day (each, a "Distribution Date"), commencing April 15, 1998. On each Distribution Date, holders of the Class A Notes will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal, and holders of the Class S Notes will be entitled to receive, from and to the limited extent of funds in the Collection Account, distributions with respect to interest calculated as set forth herein. The Notes are not guaranteed by the Company, the Sponsor, the Indenture Trustee, the Owner Trustee or any affiliate thereof. However, the Notes will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a certificate guaranty insurance policy (the "Policy") to be issued by Ambac Assurance Corporation (the "Insurer" or "Ambac").

         The property of the Trust will consist primarily of a pool of adjustable rate home equity revolving credit line loans made or to be made (the "HELOCs") under certain home equity revolving credit line loan agreements and fixed-rate closed-end home equity loans (the "Closed-End Loans"). The Mortgage Loans are secured by first or second deeds of trust on primarily one-to four-family residential properties.

         The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Notes offered hereby, prospective investors should carefully consider the information contained in the Prospectus Supplement and the Prospectus.

         There is currently no secondary market for the Notes. The Underwriter intends to make a market in the Notes but has no obligation to do so. There can be no assurance that such a market will develop or if one does develop, that it will continue until the Notes are paid in full.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF THE NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

         Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         The yields to maturity of the Classes of Notes may vary from the anticipated yields to the extent such Notes are purchased at a discount or premium and to the extent the rate and timing of payments thereof are sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans. The yield to maturity of the Class A Notes also will be sensitive to, among other things, the level of the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR"). The yield to maturity of the Class S Notes will be extremely sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans. Holders of the Class A Notes should consider, in the case of any Class A Notes purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Class A Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Holders of the Class S Notes should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans will have a negative effect on the yield thereon and could result in the failure of such holders to recover their initial investments.

                              AVAILABLE INFORMATION

         The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Notes offered pursuant to the Prospectus dated July 17, 1997 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048, and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                           REPORTS TO THE NOTEHOLDERS

         So long as the Notes are in book-entry form, monthly and annual reports concerning the Notes and the Trust will be sent by the Indenture Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Notes pursuant to the Indenture. DTC will supply such reports to beneficial owners in accordance with its procedures. See "Risk Factors," "Description of the Securities--Book-Entry Registration of Securities" and "Reports to Securityholders" in the Prospectus. The Trust will be formed to own the Mortgage Loans, and to issue the Notes. The Trust will have no assets or obligations prior to issuance of the Notes and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         There are incorporated herein by reference all documents filed by the Sponsor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes. The Sponsor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to Headlands Mortgage Securities Inc., Attention: Peter T. Paul, 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939, (415) 461-6790.

                                     SUMMARY

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein for the definitions of certain capitalized terms.


Issuer..................................    Headlands  Home Equity Loan Trust  1998-1 (the  "Trust" or the
                                            "Issuer").

Sponsor.................................    Headlands Mortgage Securities Inc., a Delaware corporation.

Servicer of the Mortgage Loans..........    Headlands  Mortgage  Company  (the  "Company"),  a  California
                                            corporation,  will act as the servicer (in such capacity,  the
                                            "Servicer").  See "HEADLANDS MORTGAGE COMPANY" herein.

The Insurer.............................    Ambac Assurance Corporation  ("Ambac"),  a Wisconsin-domiciled
                                            stock  insurance   corporation.   See  "THE  INSURER  AND  THE
                                            POLICY."

Indenture Trustee.......................    The  First  National  Bank  of  Chicago,  a  national  banking association.

Owner Trustee...........................    Wilmington  Trust  Company (the "Owner  Trustee"),  a Delaware
                                            banking corporation.

The Trust...............................    The  Trust  will be a  business  trust  established  under the laws of the State of  Delaware.  The  activities  of the Trust are  limited  by the terms of the Trust  Agreement.  The Trust will  issue  the  Class  A  Notes  in the  aggregate  original principal  amount  of  $191,584,000  and the  Class S Notes in the  aggregate  notional  principal  amount  of  $191,584,000.
                                            The Trust  will  also  issue  the  Certificates  which are not
                                            offered   hereby  but  will   initially  be  retained  by  the
                                            Sponsor.   The   Notes   will  be  issued   pursuant   to  the
                                            Indenture.

Trust Property..........................    The  property  of  the  Trust  (the  "Trust   Property")  will
                                            include certain  adjustable rate home equity  revolving credit line  loans  made or to be made and  conveyed  to the Trust on the Closing Date (the  "Initial  HELOCs")  under  certain home equity  revolving  credit line loan  agreements and promissory notes (the "Credit Line  Agreements"),  and certain fixed-rate closed-end  home  equity  loans  conveyed  to the Trust on the
                                            Closing  Date (the  "Initial  Closed-End  Loans" and  together with the Initial HELOCs,  the "Initial Mortgage  Loans").  The
                                            obligations  of obligors  under the  Closed-End  Loans are set forth in the  related  mortgage  notes (the  "Mortgage  Notes"
                                            and  together  with the  Credit  Line  Agreements,  the  "Loan
                                            Agreements").   The  Mortgage  Loans  are  secured  by  either
                                            first or second  deeds of trust or  mortgages  on  residential properties  that are primarily one- to four-family  properties and also include planned unit  developments  and  condominiums
                                            (the  "Mortgaged  Properties").  The Trust  Property will also include


                                            the collections in respect of the Mortgage Loans received after the related Cut-Off Date (as defined herein) (except with
                                            respect to interest payments on the Initial Mortgage Loans, an amount equal to the Class A Note Rate, the Class S Note Rate, the Owner Trustee Fee, the Indenture Trustee Fee, the Servicing
                                            Fee and the Premium Fee (all as defined herein) for 21 days);
                                            property that secured a Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure; rights of the
                                            Sponsor under hazard insurance policies covering the Mortgaged
                                            Properties; an irrevocable and unconditional limited
                                            certificate guaranty insurance policy (the "Policy"); amounts on deposit in the Collection Account; amounts on deposit in the
                                            Funding Account (as defined herein); amounts on deposit in the
                                            Spread Account; amounts on deposit in the Capitalized Interest
                                            Account (as defined herein); and certain other property, as described more fully herein. In addition, during the Funding
                                            Period, the Trust shall have the right to purchase additional
                                            Mortgage Loans (the "Subsequent Mortgage Loans") from amounts on deposit in the Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans constitute the Mortgage
                                            Loans.


                                            The "Premium Fee" means that fee described in the letter from
                                            Ambac to the Sponsor, dated as of the Closing, and referring to the premium on the Policy.

                                            The Trust Property will include the unpaid principal balance of each Mortgage Loan as of the related Cut-Off Date (the "Cut-Off
                                            Date Principal Balance") plus, with respect to the HELOCs, any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreements (the "Additional
                                            Balances") during the life of the Trust. With respect to any date, the "Pool Balance" will be equal to the aggregate of the
                                            Principal Balances of all Mortgage Loans as of such date. The aggregate Principal Balance of the Mortgage Loans as of the
                                            Initial Cut-Off Date (as defined herein) is $156,395,696.03
                                            (the "Original Pool Balance"). The "Principal Balance" of a
                                            Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, plus, with respect to a HELOC, any Additional Balances in respect of such
                                            HELOC, minus, with respect to all Mortgage Loans, all
                                            collections credited against the Principal Balance of such
                                            Mortgage Loan in accordance with the related Credit Line
                                            Agreement or the Mortgage Note, as the case may be, prior to such day. The Principal Balance of a Liquidated Mortgage Loan
                                            (as defined herein) after final recovery of related Liquidation
                                            Proceeds (as defined herein) shall be zero. The "Initial
                                            Cut-Off Date" with respect to any Initial Mortgage Loan shall be the close of business on March 12, 1998 and the "Subsequent
                                            Cut-Off Date" with respect to each Subsequent Mortgage Loan shall be the date on which such Mortgage Loan is transferred to the Trust. The "Cut-Off Date" shall mean the Initial Cut-Off
                                            Date with respect to the Initial Mortgage Loans and the
                                            Subsequent Cut-Off Date with respect to the Subsequent Mortgage
                                            Loans.


Sale of Mortgage Loans..................    The  Mortgage  Loans will be purchased by the Sponsor from the
                                            Company  pursuant  to  a  purchase  agreement  (the  "Purchase
                                            Agreement")  between  the  Sponsor and the Company on or prior to the date of issuance of the  Securities.  The Sponsor  will then  sell the  Mortgage  Loans to the Trust  pursuant  to the
                                            Sale  and  Servicing   Agreement   (the  "Sale  and  Servicing
                                            Agreement")  dated as of March 13,  1998  among  the  Sponsor, the  Servicer,  the  Issuer  and the  Indenture  Trustee.  The
                                            Trust will then  pledge the  Mortgage  Loans to the  Indenture
                                            Trustee as collateral for the Notes.


The Mortgage Loans......................    The  Initial  Mortgage  Loans are  secured by second  deeds of trust or  mortgages  on  Mortgaged  Properties  located  in 20 states.  On the Closing  Date,  the  Depositor  will  transfer the  Initial  Mortgage  Loans to the  Trust,  pursuant  to the
                                            Sale and  Servicing  Agreement.  As of the Cut-Off  Date,  the
                                            percentage  of  the  original  Pool  Balance  of  the  Initial
                                            Mortgage  Loans  secured  primarily  by  Mortgaged  Properties located in the  States of  California,  Washington  and Oregon
                                            is  approximately  85.63%,  3.20% and  2.63%.  No other  state represented  more than  2.22% of the  Original  Pool  Balance.
                                            The  "Combined  Loan-to-Value  Ratio"  of  each  HELOC  is the ratio of (A) the sum of (i) the  maximum  amount the  borrower is  permitted  to draw down  under  the  related  Credit  Line
                                            Agreement  (the "Credit  Limit") and  (ii) the  amounts of any related  senior  mortgage  loans  (computed  as of the date of origination  of the HELOC) to (B) the  appraised  value of the
                                            Mortgage   Property  as   determined   either  by  a  drive-by
                                            inspection  or  an  appraisal.   The  "Combined  Loan-to-Value
                                            Ratio"  of each  Closed-End  Loan is the  ratio of (A) the sum of (i) the  original  principal  balance  of  such  Closed-End
                                            Loan and  (ii) the  outstanding  principal  balance  as of the date  of  execution  of  the  related  Loan  Agreement  of any mortgage  loan or  mortgage  loans that are senior or equal in priority  to the  Closed-End  Loan and that is or are  secured by the same Mortgaged  Property to (B) the  appraised value of the  Mortgaged  Property  as  determined  either by a drive-by inspection  or an  appraisal.  As of  the  Cut-Off  Date,  the weighted average Combined  Loan-to-Value  Ratio of the Initial
                                            Mortgage Loans was approximately 85.35%.

                                            Interest on each HELOC is payable monthly and computed on the related daily outstanding Principal Balance for each day in the billing cycle at a variable rate per annum (with respect to the
                                            HELOCs, the "Loan Rate") equal at any time (subject to maximum rates, as described herein under "DESCRIPTION OF THE MORTGAGE
                                            LOANS--Mortgage Loan Terms," and further subject to applicable usury limitations) to the sum of (i) the highest prime rate published in the "Money Rates" section of The Wall Street
                                            Journal (such rate, the "Index Rate") and (ii) a margin (the
                                            "Margin") within the range of 0% to 6%; provided that the Loan
                                            Rate for HELOCs is subject to a maximum rate of 18%. As of the
                                            Initial Cut-Off Date, the weighted average Margin for the
                                            Initial HELOCs was approximately 3.29%. Loan Rates on the
                                            HELOCs are adjusted monthly based on changes in the Index Rate through



                                            the end of the prior month. The HELOCs are simple-interest loans under which the payment is applied first to interest accrued on the HELOC and then to reduction of the principal balance. Interest on each Closed-End Loan is payable monthly at a fixed rate (with respect to the Closed-End Loans, the "Loan
                                            Rate") on the related outstanding Principal Balance of such
                                            Mortgage Loan. The Closed-End Loans are actuarial loans under which the payment is allocated to a pre-determined amount of principal and interest.

                                            As to each Closed-End Loan, the "Due Date" is the first day of each month and for each HELOC, the "Due Date" is the
                                            twenty-fifth day of each month. The Cut-Off Date Principal
                                            Balances of the Initial Mortgage Loans ranged from $0 to
                                            $394,517.93 and averaged approximately $37,703.88 (excluding those HELOCs with a $0 principal balance). Credit Limits under the Initial HELOCs as of the Cut-Off Date ranged from $8,000 to
                                            $400,000 and had an average Credit Limit of approximately
                                            $47,833.61. As of the Initial Cut-Off Date, the maximum Credit
                                            Limit Utilization Rate (as defined below) for any Initial HELOC was 100% and the HELOCs had a weighted average Credit Limit
                                            Utilization Rate (weighted by credit line) of approximately
                                            76.03%. The "Credit Limit Utilization Rate" of a HELOC is
                                            determined by dividing the Cut-Off Date Principal Balance by the Credit Limit of the related Credit Line Agreement. As of the Initial Cut-Off Date, all of the Initial Mortgage Loans
                                            represented second liens on the related Mortgaged Properties.
                                            HELOCs have final scheduled maturities of fifteen years and twenty-five years. Closed-End Loans have scheduled maturities of fifteen years. As of the Initial Cut-Off Date, the Initial
                                            Mortgage Loans had remaining terms to scheduled maturity
                                            ranging from 165 months to 300 months and had a weighted
                                            average remaining term to scheduled maturity of approximately
                                            215.7 months. See "DESCRIPTION OF THE MORTGAGE LOANS" herein.

                                            Following the Closing Date and subject to the satisfaction of certain conditions set forth in the Sale and Servicing
                                            Agreement, the Trust intends to purchase Subsequent Mortgage
                                            Loans for pledge under the Indenture on any Distribution Date during the Funding Period for an amount equal to the Principal
                                            Balance of each such loan as of the related Cut-Off Date. Such amount will be released from amounts on deposit in the Funding
                                            Account. Some of the Mortgage Loans may be teaser loans with lower initial Loan Rates at the time of the sale to the Trust and such Mortgage Loans may not become fully indexed until after a period of time after which they were sold to the Trust.
                                            See "Interest."

Removal of Certain Mortgage Loans;
Additional Balances.....................    Subject to certain  conditions,  on any Distribution  Date the
                                            Sponsor  may,  but shall not be obligated  to,  designate  for removal from the Trust certain  Mortgage  Loans without notice
                                            to  the  holders  of  the  Notes  (the   "Noteholders").   The
                                            Sponsor is  permitted to  designate  the Mortgage  Loans to be removed.


                                            Mortgage Loans so designated will only be removed upon
                                            satisfaction of certain conditions specified in the Sale and
                                            Servicing Agreement, including: (i) the Certificateholders'
                                            Interest as of the transfer date after giving effect to such removal exceeds the Minimum Certificateholders' Interest (as defined below); (ii) the Sponsor shall have delivered to the
                                            Indenture Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such
                                            removal; (iii) the Sponsor shall represent and warrant that no selection procedures which are adverse to the interests of the
                                            Noteholders or the Insurer were used by the Sponsor in
                                            selecting such Mortgage Loans; (iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the transfer date, the Rating Agencies shall have notified the
                                            Indenture Trustee or the Insurer in writing that such transfer would not result in a reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy; (v) the proposed retransfer shall not cause a Rapid Amortization Event to occur; (vi) the Rapid Amortization Period shall not have commenced; and (vii) the Sponsor shall have delivered to the
                                            Indenture Trustee and the Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi)
                                            above. In certain circumstances where the removal of such
                                            Mortgage Loans results in the Certificateholders' Interest being reduced below the Minimum Certificateholders' Interest, the Sponsor shall be permitted to remove such Mortgage Loans only if the Sponsor deposits an amount equal to the excess of the Minimum Certificateholders' Interest over the
                                            Certificateholders' Interest (such amount the "Reimbursement
                                            Amount") in the Collection Account; the Sponsor shall not
                                            remove such Mortgage Loans if the Reimbursement Amount would exceed $100,000. See "DESCRIPTION OF THE NOTES--Optional
                                            Retransfers of Mortgage Loans to the Sponsor."

                                            The "Certificateholders' Interest" will be the entire
                                            beneficial ownership interest in the Trust as represented by the Certificates. The Certificateholders' Interest evidenced by the Certificates will include the right to distributions on and other proceeds of the Mortgage Loans, to the extent that those proceeds are not used to pay the Notes or other expenses of the
                                            Trust. The Certificateholders' Interest will be a principal amount approximately equal to the Pool Balance plus the amount of Principal Collections on deposit in the Funding Account minus the Invested Amount. The "Minimum Certificateholders'
                                            Interest" as of any date is an amount equal to the lesser of
                                            (a) 4% of the Pool Balance on such date and (b) the
                                            Certificateholders' Interest as of the Closing Date. The
                                            Certificateholders' Interest as of the Closing Date will equal approximately 2% of the Original Funded Balance. "Original
                                            Funded Balance" means the Original Pool Balance plus the
                                            Initial Funding Deposit (as defined herein).

                                            During the term of the Trust, all Additional Balances will be transferred to and held by the Trust. Funds on deposit in the

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                                                    S-8

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

                                            Funding Account, to the extent available, will be used to
                                            purchase such Additional Balances. The Pool Balance at any time will generally fluctuate from day to day because the amount of
                                            Additional Balances and the amount of principal payments with respect to the Mortgage Loans will usually differ from day to day. Because the Certificateholders' Interest is equal to the
                                            Pool Balance plus amounts on deposit in the Funding Account minus the Invested Amount, the amount of the
                                            Certificateholders' Interest will fluctuate from day to day as draws are made with respect to the Mortgage Loans and as
                                            Principal Collections are received.

Notes Offered...........................    Each of the  Revolving  Home Equity Loan  Asset-Backed  Notes,
                                            Series 1998-1,  Class A and Class S offered hereby  represents indebtedness  of the Trust.  Each Class A Note  represents the right to  receive  payments  of  interest  at the Class A Note
                                            Rate  on  the  Note  Principal  Balance  (as  defined  below), payable  monthly,  and  payments of principal at such time and to the extent  provided  below.  Each Class S Note  represents the right to receive  interest  at the rate of 1.25% per annum on the Class S  Notional  Amount  for such  Distribution  Date
                                            (the  "Class  S Note  Rate";  the  Class S Note  Rate  and the
                                            Class A Note  Rate are  sometimes  referred  to  herein as the
                                            "Note   Rate").   The  "Class  S  Notional   Amount"  for  any
                                            Distribution  Date  shall be the Note  Principal  Balance  for the Class A Notes on such  Distribution  Date (prior to giving effect to any  distributions on such  Distribution  Date). The aggregate  obligation  of the Trust  represented  by the Notes as of the Closing  Date  equals  $191,584,000  (the  "Original
                                            Invested Amount"),  which represents  approximately 98% of the
                                            Original   Funded   Balance.   The  "Original   Class  A  Note
                                            Principal  Balance"  will equal  $191,584,000.  Following  the
                                            Closing Date,  the "Invested  Amount" with respect to any date will  be an  amount  equal  to the  Original  Invested  Amount minus  (i) the  amount  of  Principal  Collections  previously distributed to Class A Noteholders,  amounts  allocable to the
                                            Certificates  that are  used to  reimburse  Noteholders'  Loss
                                            Amounts  and  amounts  distributed  as  Guaranteed   Principal
                                            Distribution  Amounts  funded by  withdrawals  from the Spread
                                            Account or drawn  under the  Policy,  and minus (ii) an amount
                                            equal  to  the   Noteholders'   Loss  Amounts  not  previously
                                            absorbed  by  the  Overcollateralization   Amount,  funded  by
                                            collections allocable to the  Certificateholders'  Interest or reallocated  to the  Certificateholders'  Interest  (up to the
                                            Certificateholders'   Subordinated   Amount),   or  funded  by
                                            withdrawals from the Spread Account or draws on the Policy.

                                            The principal amount of the outstanding Class A Notes (the
                                            "Note Principal Balance") on any date is equal to the Original
                                            Class A Note Principal Balance minus the aggregate of amounts actually distributed as principal to the Noteholders. The Class
                                            S Notional Amount of the outstanding Class S Notes on any date is equal to the Note Principal Balance on such date. See
                                            "DESCRIPTION OF THE NOTES" herein.
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                                                    S-9

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

Denominations...........................    The  Notes  will be  offered  for  purchase  in  denominations representing  note  principal  balances of a minimum of $1,000 in multiples of $1,000 in excess  thereof.  The  obligation of the  Trust  evidenced  by a Note (the  "Percentage  Interest")
                                            will be equal to (i) with  respect  to the Class A Notes,  the percentage  derived by dividing the  denomination of such Note by the Original Class A Note  Principal  Balance and (ii) with respect  to the  Class S  Notes,  the  percentage  derived  by dividing  the  notional  amount  of such  Note by the  Class S
                                            Notional  Amount on the Closing Date.  The  "Original  Class A
                                            Note Principal Balance" shall be equal to $191,584,000.

Registration of Notes...................    The  Notes  will be  issued  in  book-entry  form.  So long as such  Notes are  Book-Entry  Securities,  such  Notes  will be evidenced by one or more  certificates  registered in the name of  CEDE  &  Co.  ("CEDE"),  as  nominee  of  DTC.  No  person acquiring a  beneficial  ownership  interest in the Notes will be entitled to receive a Definitive  Note (as defined  herein)
                                            representing  the  corresponding   obligation  of  the  Trust,
                                            except in the event  Definitive  Notes  are  issued  under the limited circumstances described herein.

Collections.............................    All  collections  on the  Mortgage  Loans  will  generally  be allocated  in  accordance  with  the Loan  Agreements  between

                                            amounts   collected   in  respect  of  interest   and  amounts
                                            collected  in respect  of  principal.  As to any  Distribution
                                            Date,  "Interest  Collections"  will be equal  to the  amounts collected  during the  related  Collection  Period,  including the portion of Net  Liquidation  Proceeds  (as defined  below)
                                            and insurance  proceeds  allocated to interest pursuant to the terms of the Loan  Agreements  and earnings  received on funds on deposit in the Funding  Account,  less  Servicing  Fees for the related Collection Period.

                                            As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the
                                            related Collection Period, including the portion of Net
                                            Liquidation Proceeds and insurance proceeds, allocated to
                                            principal pursuant to the terms of the Loan Agreements and (ii)
                                            any Transfer Deposit Amounts (as defined herein).

                                            "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds received in connection with the liquidation of any
                                            Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal
                                            Balance of the Mortgage Loan plus any accrued and unpaid
                                            interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

                                            With respect to any Distribution Date, the portion of Interest
                                            Collections allocable to the Notes ("Noteholders' Interest
                                            Collections") will equal the product of (a) Interest
                                            Collections for such Distribution Date and (b) the Floating
                                            Allocation Percentage for such Distribution Date. With respect to any
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                                                   S-10

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

                                            Distribution Date, the "Floating Allocation Percentage" is the
                                            percentage equivalent of a fraction determined by dividing (a)
                                            the Invested Amount at the close of business on the preceding
                                            Distribution Date (or at the Closing Date in the case of the first Distribution Date) by (b) the sum as of the beginning of the related Collection Period of (i) the Pool Balance (adjusted for any Mortgage Loans removed from the Trust or Additional
                                            Balances added to the Trust during the prior Collection Period)
                                            and (ii) amounts on deposit in the Funding Account. The
                                            remaining amount of Interest Collections will be allocated to the Certificateholders' Interest as more fully described
                                            herein.


                                            On each Distribution Date, the Noteholders' Interest
                                            Collections and amounts transferred from the Capitalized
                                            Interest Account and the Spread Account will be applied in the following order of priority:

                                            (i) as payment to the Class A Noteholders for the accrued
                                            interest due and any overdue accrued interest (with interest thereon) other than Deferred Interest on the Note Principal
                                            Balance of the Class A Notes;

                                            (ii) as payment to the Class S Noteholders for the accrued interest due and any overdue accrued interest (with interest thereon) on the Class S Notional Amount;

                                            (iii) to pay any Noteholders' Loss Amount (as defined herein)
                                            for such Distribution Date;

                                            (iv) as payment for any Noteholders' Loss Amount for a previous
                                            Distribution Date that was not previously (a) funded by
                                            Noteholders' Interest Collections, (b) funded by Interest
                                            Collections and Principal Collections allocable to the
                                            Certificateholders' Interest or reallocated to the
                                            Certificateholders' Interest up to the Certificateholders'
                                            Subordinated Amount as described under "Limited Subordination of Certificateholders' Interest" below, (c) absorbed by the
                                            Overcollateralization Amount, (d) funded by amounts on deposit in the Spread Account, or (e) funded by draws on the Policy;

                                            (v) as payment to the Insurer for the monthly premium for the
                                            Policy;

                                            (vi) to reimburse prior draws on the Policy (with interest thereon);

                                            (vii) to deposit to an account (the "Spread Account") for the benefit of the Insurer and Noteholders pursuant to the
                                            Indenture and the Insurance Agreement until the funds on
                                            deposit therein equal 0.25% of the Original Funded Balance;

                                            (viii) to pay principal on the Class A Notes until the Invested
                                            Amount exceeds the Note Principal Balance by the
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                                                   S-11

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

                                            Required Overcollateralization Amount (the aggregate of
                                            amounts, if any, paid pursuant to this clause (viii) being referred to herein as the "Accelerated Principal Distribution
                                            Amount");


                                            (ix) to pay any other amounts owed to the Insurer pursuant to the Insurance Agreement;

                                            (x) as payment to the Indenture Trustee for its fee for
                                            services rendered pursuant to the Indenture and as payment to the Owner Trustee for its fee for services rendered pursuant to the Trust Agreement;

                                            (xi) to pay certain amounts that may be required to be paid to the Servicer pursuant to the Sale and Servicing Agreement;

                                            (xii) to pay Deferred Interest on the Class A Notes and
                                            interest thereon at the Class A Note Rate;

                                            (xiii) to pay to Headlands Mortgage Company, as Manager (the
                                            "Manager") of the Trust, the Management Fee (as defined
                                            herein); and

                                            (xiv) to the Certificateholders, which shall initially be the
                                            Sponsor, to the extent permitted as described herein.

                                            Noteholders' Interest Collections available after the payment of interest on the Notes may be insufficient to cover any
                                            Noteholders' Loss Amount. If such insufficiency exists after
                                            (i) giving effect to the distribution, if any, of principal to the Class A Noteholders on such Distribution Date (including all withdrawals from the Spread Account and the application of collections otherwise allocable to the Certificateholders'
                                            Interest) and (ii) the Certificateholders' Subordinated Amount
                                            has been reduced to zero, then if the Note Principal Balance as of such Distribution Date exceeds the Invested Amount, a draw in an amount equal to such difference will be made on the
                                            Policy in accordance with the terms of the Policy.

                                            The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the
                                            Note Principal Balance on such day. Payments to Noteholders pursuant to clauses (i), (ii) and (xii) above will be interest payments on the Notes. Payments to Noteholders pursuant to clauses (iii) and (iv) will be principal payments on the Class
                                            A Notes and will therefore reduce the Note Principal Balance and the Invested Amount; however, payments pursuant to clause
                                            (viii) will reduce the Note Principal Balance but will not reduce the Invested Amount. The Accelerated Principal
                                            Distribution Amount is not guaranteed by the Policy. The
                                            "Required Overcollateralization Amount" as of any Distribution
                                            Date is an amount equal to the excess of (a) the "Spread
                                            Account Maximum" (as defined in the Insurance Agreement) as of such Distribution Date over (b) the sum of (i) the
                                            Certificateholders'


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

                                            Subordinated Amount as of such Distribution Date and (ii) the amount of funds on deposit in the Spread Account as of such
                                            Distribution Date.

                                            "Liquidation Loss Amount" means with respect to any Liquidated
                                            Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage
                                            Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The
                                            "Noteholders' Loss Amount" shall be the product of the Floating
                                            Allocation Percentage and the aggregate of the Liquidation Loss
                                            Amounts for such Distribution Date. See "DESCRIPTION OF THE
                                            NOTES--Distributions on the Notes."

                                            Principal Collections will be allocated between the Noteholders and the Certificateholders ("Noteholders' Principal
                                            Collections" and "Certificateholders' Principal Collections",
                                            respectively) as follows: (i) to the Noteholders in accordance with the proportion that the Class A Note Principal Balance bears to the Original Funded Balance which shall be
                                            approximately 98% and (ii) the remainder to the Certificates which shall be approximately 2%. The respective allocations shall be determined as of the Initial Cut-Off Date (the "Fixed
                                            Allocation Percentage"), but (i) during the Funding Period no amount of Principal Collections will be distributed to the
                                            Noteholders and (ii) during the Managed Amortization Period, a lesser amount of Principal Collections may be distributed to
                                            Noteholders, each as described below. Certificateholders'
                                            Principal Collections will be used to purchase Additional
                                            Balances.

                                            The Servicer will deposit Interest Collections and Principal
                                            Collections in respect of the Mortgage Loans in an account established for such purpose under the Indenture (the
                                            "Collection Account"). See "DESCRIPTION OF THE NOTES--Payments
                                            on the Mortgage Loans; Deposits to Collection Account; Deposits
                                            to Funding Account."

Collection Period.......................    As to any Distribution Date, the "Collection Period" is the
                                            calendar month preceding the month of such Distribution Date.

Interest................................    Interest  on the  Notes  will be  distributed  monthly  on the
                                            Distribution Date, commencing on April 15, 1998, at the related
                                            Note Rate for the related Interest Period. The Class S Note
                                            Rate for an Interest Period shall be equal to 1.25% per annum.
                                            The Class A Note Rate for an Interest Period will generally equal the sum of (a) the One-Month LIBOR appearing on the
                                            Telerate Screen Page 3750, as of the second LIBOR Business Day

                                            (as defined herein) prior to the first day of such Interest
                                            Period (or as of two LIBOR Business Days prior to the Closing
                                            Date, in the case of the first Interest Period) and (b) 0.20%.
                                            Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Class A
                                            Notes on any Distribution Date exceed
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                                                   S-13

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

                                            a rate (the "Maximum Rate") equal to the weighted average of the Loan Rates (net of the Class S Note Rate, the Servicing Fee
                                            Rate, the fees payable to the Indenture Trustee and the Owner
                                            Trustee expressed as a rate, the rate at which the Premium Fee is calculated and, after the twelfth Distribution Date, 0.50%
                                            per annum) weighted on the basis of the average daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date
                                            (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in such
                                            Collection Period and a 360-day year). To the extent the
                                            Maximum Rate is less than the Class A Note Rate for any
                                            Distribution Date, the deficiency will be deferred (the
                                            "Deferred Interest"). See "DESCRIPTION OF THE
                                            NOTES--Distributions on the Notes." The Policy will not
                                            guarantee the payment of Deferred Interest. In certain
                                            circumstances, the addition of Subsequent Mortgage Loans to the
                                            Trust may result in the Class A Note Rate exceeding the Maximum
                                            Rate. Interest on the Notes in respect of any Distribution Date will accrue from the preceding Distribution Date (or, in the case of the first Distribution Date, from the date of the
                                            initial issuance of the Notes (the "Closing Date")) through the day preceding such Distribution Date (each such period, an
                                            "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

                                            Interest payments on the Notes will be funded from Noteholders'
                                            Interest Collections, the Capitalized Interest Account, and, if
                                            necessary, from collections allocable to the Certificates up to the then outstanding Certificateholders' Subordinated Amount, the Spread Account and from draws on the Policy. See
                                            "DESCRIPTION OF THE NOTES" herein.

Principal Payments from
Principal Collections...................    During the period  commencing  on the Closing  Date and ending on the earlier of (i) the close of business on the March 1999
                                            Distribution Date and (ii) the commencement of the Rapid
                                            Amortization Period (the "Funding Period"), the Scheduled
                                            Principal Collections Distribution Amount (as defined below)

                                            will be deposited in the Funding Account. During the Funding
                                            Period no amount of Principal Collections will be distributed to the Class A Noteholders. On the Distribution Date in
                                            September 1998, the Remaining Funding Amount will be
                                            distributed to Noteholders and Certificateholders in the
                                            proportions set forth above under "Collections". The "Remaining
                                            Funding Amount" means an amount on deposit in the Funding
                                            Account on such Distribution Date equal to $39,098,924.01 minus the amount previously withdrawn from the Funding Account to purchase (the "Initial Funding Deposit") Subsequent Mortgage
                                            Loans. In the event that not all of the Principal Collections on deposit in the Funding Account have been used to acquire
                                            Subsequent Mortgage Loans or Additional Balances on the last
                                            Distribution Date of the Funding Period, the remaining amount on deposit in the Funding Account shall be used to acquire any remaining Additional Balances on such
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                                                   S-14

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

                                            Distribution Date and any remaining amount on deposit in the
                                            Funding Account thereafter will be distributed to the Class A
                                            Noteholders on such Distribution Date as a payment of
                                            principal. For the period beginning on the first Distribution
                                            Date following the end of the Funding Period and, unless a
                                            Rapid Amortization Event (as defined herein) shall have earlier occurred, ending on the Distribution Date in March 2004 (such period, the "Managed Amortization Period"), the amount of
                                            Principal Collections payable to Class A Noteholders as of each
                                            Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the
                                            Scheduled Principal Collections Distribution Amount for such
                                            Distribution Date. On any Distribution Date, the "Scheduled
                                            Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein)
                                            and (ii) the Alternative Principal Payment (as defined herein).
                                            With respect to any Distribution Date, the "Maximum Principal
                                            Payment" will be equal to the product of the Fixed Allocation
                                            Percentage and Principal Collections for such Distribution
                                            Date.

                                            Beginning with the first Distribution Date in the Rapid
                                            Amortization Period, the amount of Principal Collections
                                            payable to Class A Noteholders on each Distribution Date will be equal to the Maximum Principal Payment. See "DESCRIPTION OF
                                            THE NOTES--Distributions on the Notes" herein.

                                            In addition, to the extent funds are available therefor
                                            (including funds on deposit in the Spread Account and funds available under the Policy), on the Distribution Date in March
                                            2025, Class A Noteholders will be entitled to receive as
                                            payment of principal an amount equal to the outstanding Note
                                            Principal Balance.

                                            Distributions of Principal Collections based upon the Fixed
                                            Allocation Percentage may result in distributions of principal to Class A Noteholders in amounts that are greater relative to the declining Pool Balance than would be the case if the
                                            Floating Allocation Percentage were used to determine the
                                            percentage of Principal Collections distributed in respect of the Invested Amount. The aggregate distributions of principal to Class A Noteholders will not exceed the Original Class A
                                            Note Principal Balance.

Funding Account.........................    The  "Funding   Account"  will  be  an  Eligible  Account  (as
                                            defined herein) established with the Indenture Trustee on the
                                            Closing Date. On the Closing Date the Initial Funding Deposit
                                            will be deposited to the Funding Account. On each Distribution
                                            Date during the Funding Period the Scheduled Principal
                                            Collections Distribution Amount for such Distribution Date will be deposited in the Funding Account and may be applied by the
                                            Indenture Trustee (i) as payment to the Sponsor of an amount equal to the Additional Balances previously acquired by the
                                            Trust and for which the Sponsor
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                                                   S-15

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

                                            has not previously been paid, (ii) from any remaining amount on deposit in the Funding Account on such Distribution Date, to the purchase of Subsequent Mortgage Loans and (iii) on the
                                            September 1998 Distribution Date, for payment of the Remaining
                                            Funding Amount. In the event that not all of the Principal
                                            Collections on deposit in the Funding Account have been so applied on the last Distribution Date in the Funding Period, the remaining amount on deposit in the Funding Account will be distributed to the Class A Noteholders as a payment of
                                            principal on such last Distribution Date.

Capitalized Interest Account............    On the Closing Date an amount equal to  $1,109,024.69  will be deposited into an account in the name of the Indenture Trustee on behalf of the Trust (the "Capitalized Interest Account"). On each of the first six Distribution Dates, amounts in the
                                            Capitalized Interest Account in excess of the product of (a)
                                            $1,109,024.69 and (b) a fraction, the numerator of which is the
                                            Remaining Funding Amount on such Distribution Date and the denominator of which is the Initial Funding Deposit will be deposited into the Collection Account to be applied in

                                            accordance with the priority of payments set forth in
                                            "Collections". Any amounts remaining in the Capitalized
                                            Interest Account on the sixth Distribution Date will be
                                            deposited in the Collection Account for distribution. Any
                                            interest shortfalls resulting from the deposit in the Funding
                                            Account of the Remaining Funding Amount shall be covered by a withdrawal from the Capitalized Interest Account to the extent there are sufficient funds available for such withdrawal.
                                            Amounts on deposit in the Capitalized Interest Account shall be invested in Eligible Investments at the direction of the
                                            Servicer.

Policy..................................    On the  Closing  Date,  the  Insurer  will issue the Policy to the Indenture Trustee for the benefit of the Noteholders.

                                            The Policy will irrevocably and unconditionally guarantee
                                            payment on each Distribution Date to the Indenture Trustee, for the benefit of the Noteholders, the full and complete payment of (i) the Guaranteed Principal Distribution Amount, if any,
                                            with respect to such Distribution Date and (ii) accrued and unpaid interest due on the Notes (other than Deferred
                                            Interest), if any (together, the "Insured Payment"), with such
                                            Insured Payment having been calculated in accordance with the original terms of the Class A Notes or the Indenture except for amendments or modifications to which the Insurer has given its prior written consent. The Policy will not cover the Relief Act
                                            Shortfalls, nor does the Policy guarantee to the Holders of the
                                            Class A Notes any particular rate of principal payment. The effect of the Policy is to guarantee the timely payment of interest on the Class A and Class S Notes, and the ultimate payment of the original principal amount of, the Class A Notes.

                                            The "Guaranteed Principal Distribution Amount" for any
                                            Distribution Date shall be the amount by which the Note
                                            Principal Balance (after giving effect to all other amounts
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                                                   S-16

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

                                            distributable and allocable to principal on the Class A Notes on such Distribution Date) exceeds the Invested Amount for such
                                            Distribution Date after giving effect to distributions of
                                            principal, if any, to the Noteholders and the allocation of
                                            Noteholders' Loss Amounts on such Distribution Date. In
                                            addition, the Policy will guarantee the Distribution Date
                                            payment of the outstanding Note Principal Balance on the
                                            Distribution Date in March 2025 (after giving effect to all other amounts distributable and allocable to principal on such
                                            Distribution Date).

                                            "Relief Act Shortfalls" are interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of Loans --
                                            Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

                                            In the absence of payments from the Spread Account and under the Policy, Noteholders will directly bear the credit and other risks associated with the Trust obligations. See "DESCRIPTION
                                            OF THE NOTES--The Policy."

Limited Subordination of
Certificateholders' Interest............    If  Noteholders'  Interest  Collections and funds payable from the Capitalized Interest Account on any Distribution Date are
                                            insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest thereon) on the Class A Notes and then accrued interest due and any overdue accrued interest
                                            (with interest thereon) on the Class S Notes, and (ii) the
                                            Noteholders' Loss Amount, allocable to the Noteholders on such
                                            Distribution Date (such insufficiency being the "Required
                                            Amount"), Interest Collections and Principal Collections
                                            allocable to the Certificateholders' Interest (but not in
                                            excess of the then outstanding Certificateholders' Subordinated
                                            Amount, determined as provided herein) will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause (ii) above not covered by such collections
                                            (up to the remaining Certificateholders' Subordinated Amount and not in excess of the Noteholders' Loss Amounts allocable to
                                            Noteholders) will be reallocated to the Certificateholders'
                                            Interest, thereby reducing the Certificateholders' Interest. If such Noteholders' Interest Collections and funds payable from the Capitalized Interest Account plus the amount of collections allocable to the Certificateholders' Interest which have been so applied to cover the Required Amount plus the amount
                                            available therefor in the Spread Account are together
                                            insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the
                                            Policy for such Distribution Date to cover the amount by which interest owed to the Class A Noteholders at the Class A Note
                                            Rate and to the Class S Noteholders at the Class S Note Rate
                                            (other than Deferred Interest) exceeds Noteholders' Interest
                                            Collections, amounts available in the Capitalized Interest
                                            Account, collections allocable to the Certificateholders'
                                            Interest and amounts on deposit in the Spread Account. In
                                            addition, if on any Distribution Date on or after the
                                            Certificateholders'

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

                                            Subordinated Amount is reduced to zero, the Insured Payment (as defined herein) exceeds the Available Funds (after giving
                                            effect to all allocations and distributions with respect to principal to be made on the Class A Notes on such Distribution
                                            Date including amounts withdrawn from the Spread Account), a draw will be made on the Policy for such Distribution Date in the amount by which the Insured Payment exceeds the Available
                                            Funds. After the Certificateholders' Subordinated Amount has
                                            been reduced to zero, the Required Amount will no longer be supported by the Certificateholders' Subordinated Amount as described above.

                                            With respect to any Distribution Date, the "Certificateholders'
                                            Subordinated Amount" equals $3,910,620.04 minus (i) the
                                            aggregate amount of principal and interest collections
                                            allocable to the Certificateholders' Interest that have
                                            previously been distributed to the Noteholders to cover a
                                            Required Amount as described above and (ii) the aggregate
                                            amount of the Noteholders' Loss Amounts that have previously been reallocated to the Certificateholders' Interest as
                                            described above. The Certificateholders' Subordinated Amount at any time may also be further reduced if such reduction is
                                            consented to by both the Rating Agencies and the Insurer and upon satisfaction of certain other conditions specified in the
                                            Indenture.

Overcollateralization Amount............    The   distribution  of  Accelerated   Principal   Distribution
                                            Amounts, if any, to Class A Noteholders may result in the
                                            Invested Amount being greater than the Note Principal Balance, thereby creating the Overcollateralization Amount. The
                                            Overcollateralization Amount, if any, will be available to absorb any Noteholders' Loss Amount (a) not covered by
                                            Noteholders' Interest Collections, available funds on deposit in the Spread Account and collections otherwise allocable to the Certificateholders' Interest and (b) not reallocated to the
                                            Certificateholders' Interest up to the Certificateholders'
                                            Subordinated Amount. Payments of Accelerated Principal
                                            Distribution Amounts are not covered by the Policy. Any
                                            Noteholders' Loss Amounts not covered by such
                                            overcollateralization, collections otherwise payable to the
                                            Certificates up to the Certificateholders' Subordinated Amount,
                                            amounts on deposit in the Spread Account or Noteholders'
                                            Interest Collections and amounts not reallocated to the
                                            Certificateholders' Interest will be covered by draws on the
                                            Policy to the extent provided therein.

Stepdown................................    On or after the  Distribution  Date occurring in March,  2004, the required targets for the Spread Account,
                                            Overcollateralization Amount and the Subordinated
                                            Certificateholders' Interest will be allowed to stepdown to the greater of (i) the sum of 0.50%, 1.50% and 4.00% respectively of the Principal Balance as of the related Collection Period subject to certain tests in the Insurance Agreement and (ii)
                                            0.50% of the Original Funded Balance.


Record Date.............................    The last day  preceding a  Distribution  Date or, if the Notes are no longer Book-Entry Securities, the last day of the month preceding a Distribution Date.

Servicing...............................    The Servicer will be responsible  for servicing,  managing and making collections on the Mortgage Loans. The Servicer will deposit all collections in respect of the Mortgage Loans into the Collection Account as described herein. On or before the third Business Day prior to each Distribution Date (the
                                            "Determination Date"), the Servicer will calculate, and
                                            instruct the Indenture Trustee regarding the amounts to be paid, as described herein, to the Noteholders on such
                                            Distribution Date. See "DESCRIPTION OF THE NOTES--Distributions
                                            on the Notes." With respect to each Collection Period, the
                                            Servicer will retain from collections in respect of interest on the Mortgage Loans, on behalf of itself, a portion of such collections as a monthly servicing fee (the "Servicing Fee") in the amount of 0.50% per annum (the "Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. See "DESCRIPTION OF
                                            THE NOTES--Servicing Compensation and Payment of Expenses." In
                                            certain limited circumstances, the Servicer may resign or be removed, in which event either the Indenture Trustee or a
                                            third-party servicer will be appointed as a successor Servicer.
                                            See "DESCRIPTION OF THE NOTES--Certain Matters Regarding the
                                            Servicer and the Sponsor."

Termination; Optional Redemption........    The Trust  will  generally  terminate  on the later of (A) the
                                            Distribution Date immediately following the payment in full of all amounts owing to the Insurer and (B) the earliest of (i)
                                            the Distribution Date on which the Note Principal Balance has been reduced to zero and all other amounts due and owing to the
                                            Noteholders have been paid, (ii) the Distribution Date
                                            immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution
                                            Date immediately following the redemption of the Notes, as described below and (iv) the Distribution Date in March 2025.
                                            Interest on the Class S Notes will not accrue after the Note
                                            Principal Balance has been reduced to zero. The Trust Property will be subject to optional repurchase by the Sponsor on any
                                            Distribution Date after the Note Principal Balance is reduced to an amount less than or equal to approximately $19,158,400
                                            (10% of the Original Class A Note Principal Balance) and all
                                            amounts due and owing to the Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. Any such optional repurchases will cause a redemption of the Notes outstanding at that time. The repurchase price will be equal to the sum of the outstanding Note Principal Balance and accrued and unpaid
                                            interest thereon at the Class A Note Rate plus payment of all amounts due and owing to the Class S Noteholders through the day preceding the final Distribution Date, together with all amounts due and owing to the Insurer and unreimbursed draws on the Policy. In the event that the Sponsor does not elect


                                            to redeem the Trust Property, on the first Distribution Date after the date upon which such optional redemption could occur
                                            (the "Clean-up Call Date"), the Class A Note Rate shall become
                                            One-month LIBOR plus 0.40%. See "DESCRIPTION OF THE
                                            NOTES--Termination; Retirement of the Notes" herein.

                                            In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Sponsor. See "DESCRIPTION OF THE NOTES--Rapid Amortization
                                            Events" herein.

Mandatory Retransfer of
Certain Mortgage Loans..................    The Sponsor will make certain  representations  and warranties in the Sale and Servicing Agreement with respect to the
                                            Mortgage Loans. If the Sponsor breaches certain of its
                                            representations and warranties with respect to any Mortgage
                                            Loan and such breach materially and adversely affects the
                                            interests of the Noteholders or the Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust upon the expiration of a specified period from the date on which the Sponsor becomes aware or receives notice of such breach and will be reassigned to the Sponsor. See
                                            "DESCRIPTION OF THE NOTES--Assignment of Mortgage Loans"
                                            herein.

Tax Status..............................    Subject to the  qualifications  set forth in "CERTAIN  FEDERAL
                                            INCOME TAX CONSEQUENCES" herein, Dewey Ballantine LLP, special tax counsel to the Sponsor and counsel to the Underwriter ("Tax
                                            Counsel") is of the opinion that, for federal income tax
                                            purposes, the Notes will be characterized as debt. Each
                                            Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. See "CERTAIN FEDERAL INCOME TAX
                                            CONSEQUENCES" herein.

ERISA Considerations....................    Subject to the conditions and  considerations  discussed under
                                            "ERISA CONSIDERATIONS," the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh
                                            Plans (each, a "Benefit Plan"). See "ERISA CONSIDERATIONS"
                                            herein.

Legal Investment Considerations.........    The Notes will not constitute  "mortgage  related  securities"

                                            for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many
                                            institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Notes. See "LEGAL INVESTMENT
                                            CONSIDERATIONS" herein.

Ratings.................................    It is a condition  to the  issuance of the Class A and Class S
                                            Notes that they be rated "AAA" and "AAAr," respectively, by
                                            Standard & Poor's Ratings Group, a division of The McGraw Hill
                                            Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's
                                            Investors Service, Inc. ("Moody's" and together with


                                            Standard & Poor's, the "Rating Agencies"). The ratings assigned to the Class A Notes do not address the timeliness or
                                            likelihood of the payment of Deferred Interest. In general, ratings address credit risk and do not address the likelihood of prepayments. See "RATINGS" herein.

                                                   S-21


                                  RISK FACTORS

         Purchasers of the Notes should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Notes.

         Book-Entry Securities. Issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary trading market since investors may be unwilling to purchase Notes for which they cannot obtain physical certificates. See "DESCRIPTION OF THE NOTES--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Since transactions in the Notes can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a beneficial owner of Book-Entry Securities (each a "Note Owner") to pledge a Note to persons or entities that do not participate in the DTC may be limited due to lack of a physical certificate representing the Notes. See
"DESCRIPTION OF THE NOTES--Book-Entry Securities" herein and "Risk
Factors--Book-Entry Registration" in the Prospectus.

         Note Owners may experience some delay in their receipt of distributions of interest and principal on the Notes since such distributions will be forwarded by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of Note Owners either directly or indirectly through indirect participants. Note Owners will not be recognized as Noteholders as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants. See
"DESCRIPTION OF THE NOTES--Book-Entry Securities" herein and "Risk
Factors--Book-Entry Registration" in the Prospectus.

         Cash Flow Considerations. Minimum required monthly payments on the Mortgage Loans will at least equal accrued monthly interest on the Notes. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Noteholders could occur if the Insurer were unable to perform on its obligations under the Policy. Furthermore, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the Mortgage Loans and thereby reduce the proceeds payable to Noteholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Noteholders could experience a loss if the Insurer were unable to perform its obligations under the Policy.

         Prepayment Considerations. Home equity loans, such as the Mortgage
Loans, have been originated in significant volume only during the past few years and neither the Sponsor nor the Servicer is aware of any relevant studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage
Loans may experience a higher rate of prepayment than traditional mortgage loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "DESCRIPTION OF THE NOTES" herein and "CERTAIN LEGAL
ASPECTS OF THE LOANS--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Loan Agreements that may affect the prepayment experience on the Mortgage Loans.

                                      S-22



         Interest Rate Risk. The Closed-End Loans bear interest at a fixed rate and the HELOCs bear interest at the Prime Rate plus a Margin, while the Class A
Notes will bear interest at a rate tied to LIBOR. If there is a rise in LIBOR or if there is a decline in the Prime Rate unaccompanied by a similar decline in LIBOR, there is a possibility there could be insufficient interest payments on the Mortgage Loans to pay interest due on the Class A Notes and the Class S
Notes on a current basis. In addition, Subsequent Mortgage Loans may bear interest rates less than those of the Initial Mortgage Loans which may similarly affect the ability to pay interest on the Notes.

         The Funding Account. If, the Sponsor has insufficient Mortgage Loans to sell to the Trust, amounts on deposit in the Funding Account will not be fully applied to the purchase of Subsequent Mortgage Loans by the Trust by the end of the Funding Period. Such remaining amounts will be used as payment of the Remaining Funding Amount in September 1998.

         Variations in Subsequent Mortgage Loans from Initial Mortgage Loans.
Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein at the time of its addition. However, Mortgage Loans may have been originated or acquired by the Sponsor using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in the Trust may vary from those of the Initial Mortgage Loans included in the Trust Fund.

         Note Ratings. The ratings of the Notes will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the rating initially given to the Notes may result in a reduction in the rating of the Notes. The ratings by the Rating Agencies of the Notes are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not address the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Notes do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

         Legal Considerations. The Mortgage Loans are secured by first or second mortgages or deeds of trust (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages or deeds of trust, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage
Loans secured by second mortgages or deeds of trust are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Insurer is unable to perform its obligations under the Policy, the Noteholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See
"CERTAIN LEGAL ASPECTS OF THE LOANS" in the Prospectus.


         Insolvency Related Matters. The sale of the Mortgage Loans from the
Company to the Sponsor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of the Company, the trustee in bankruptcy of the Company may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Company, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer and if the Mortgage Loans have not been delivered to the Indenture Trustee, the interest of the Trust in the Mortgage Loans will be that of an unperfected security interest. Even if the Mortgage Loans have been delivered to the Indenture Trustee, delays in payments of the Notes and reductions in the amounts thereof could occur. The Sponsor will warrant in the Sale and Servicing Agreement that the transfer of the Mortgage Loans by it to the Trust is either a valid transfer and assignment of such Mortgage Loans to the Trust or the grant to the Trust of a security interest in such Mortgage
Loans.

                                      S-23


         If a conservator, receiver or trustee were appointed for the Sponsor, or if certain other events relating to the bankruptcy or insolvency of either the Company or the Sponsor were to occur, Additional Balances would not be sold to the Trust. In such an event, the Rapid Amortization Period would commence and the Indenture Trustee would attempt to sell the Mortgage Loans (unless
Noteholders holding Notes aggregating at least 51% of the Voting Rights instruct otherwise), thereby causing early payment of the Note Principal Balance. The net proceeds of such sale will first be paid to the Insurer to the extent of unreimbursed draws under the Policy and any other amounts owing to the Insurer pursuant to the Insurance Agreement. The Fixed Allocation Percentage of any remaining amounts will be distributed to the Class A Noteholders. Such amount may be insufficient to pay the Note Principal Balance or the interest at the Note Rate in full. Subject to the prior written consent of the Insurer to the terms of such sale or other disposition of the Mortgage Loans, the Policy will be available to cover such shortfalls. Upon termination of the Trust as discussed in this paragraph, the right of the Holders of the Class S Notes to receive distributions in respect of interest will be terminated.

         In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Indenture
Trustee or the Noteholders from appointing a successor Servicer.

         Geographic Concentration. As of the Initial Cut-Off Date, approximately
85.63%, 3.20%, and 2.63% of the Initial Mortgage Loans by Original Pool Balance are secured by Mortgaged Properties that are located in the States of California, Washington and Oregon, respectively. An overall decline in the residential real estate markets in these states could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the residential real estate markets in these states will not weaken. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially. In the event of a natural disaster, such as an earthquake, fire or flood, the values of the Mortgaged Properties may decline. Neither the Mortgages, the Sale and Servicing
Agreement nor the Loan Agreements require natural disaster insurance such as would insure against earthquake damage.

         Servicer's Ability to Change the Terms of the Mortgage Loans. The
Servicer may agree to changes in the terms of a Loan Agreement, provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Sale and Servicing Agreement permits the Servicer, within certain limitations described therein, to increase the Credit
Limit of the related HELOC or reduce the Margin for such HELOC.

                             FORMATION OF THE TRUST

General

         Headlands Home Equity Loan Trust 1998-1 is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Mortgage Loans, the other assets of the Trust and any proceeds therefrom, (ii) issuing the Notes and the Certificates,
(iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no

                                      S-24


historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

Certain Activities

         The Trust will not, except as expressly provided in the Trust Agreement and the Indenture: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property; or (vii) repurchase or otherwise reacquire its securities.


The Owner Trustee

         Wilmington Trust Company, the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes and the Certificates are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement, the Indenture and the Sale and Servicing
Agreement.

The Indenture Trustee

         The First National Bank of Chicago is the Indenture Trustee under the
Indenture. The First National Bank of Chicago is a national banking association and the principal offices of which are located in Chicago, Illinois. The
Indenture Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing
Agreement.

                               THE TRUST PROPERTY

         The Trust Property will include certain adjustable rate home equity revolving credit line loans made or to be made and conveyed to the Trust on the Closing Date under certain home equity revolving credit line loan agreements and certain fixed-rate closed-end home equity loans conveyed to the Trust on the Closing Date; the collections in respect of the Mortgage Loans received after the related Cut-Off Date (except with respect to interest payments on the Initial Mortgage Loans, an amount equal to the sum of the Class A Note Rate, the Class S Note Rate, the Servicing Fee, the Owner Trustee Fee, the Indenture
Trustee Fee and the Premium Fee for 21 days); property that secured a Mortgage
Loan that has been acquired by foreclosure or deed in lieu of foreclosure;
rights of the Sponsor under hazard insurance policies covering the Mortgaged
Properties; the Policy; amounts on deposit in the Collection Account; amounts on deposit in the Funding Account; amounts on deposit in the Spread Account;
amounts on deposit in the Capitalized Interest Account; certain rights of the Sponsor under the Purchase Agreement; and certain other property. The Mortgage
Loans are secured by first or second mortgages or deeds of trust on residential properties that are primarily one-to-four family properties and also include planned unit developments and condominiums. During the Funding Period, the Trust shall have the right to purchase Subsequent Mortgage Loans from amounts on deposit in the Funding Account.

                           THE INSURER AND THE POLICY

         The information set forth in this section has been provided by Ambac
Assurance Corporation. No representation is made by the Underwriter, the Sponsor, the Servicer or any of their affiliates as to the accuracy or completeness of any such information.

                                      S-25



The Insurer

         The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin, and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Insurer primarily insures newly-issued municipal and structured finance obligations. The Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a
100% publicly-held company. Moody's, Standard & Poor's and Fitch IBCA, Inc. have each assigned a triple-A claims-paying ability rating to the Insurer.

         The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc.
(which was filed with the Securities and Exchange Commission (the "Commission") on March 12, 1997; Commission File No. 1-10777) and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1997 (which was filed with the Commission on November 14,
1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in documents incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein modifies or supersedes such statement.

         All financial statements of the Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the capitalization of the Insurer as of December 31, 1994, December 31, 1995, December 31, 1996 and September 30, 1997, respectively, in conformity with generally accepted accounting principles.

                           Ambac Assurance Corporation
                        Consolidated Capitalization Table
                              (Dollars in Millions)



                                 December 31, 1994   December 31, 1995   December 31, 1996   September 30, 1997
                                                                                                   (unaudited)
                                 -----------------   -----------------   -----------------   ------------------

Unearned premiums............          $  840             $  906              $  995               $  1,047

Other liabilities............             136                295                 259                    311
                                 -----------------   -----------------   -----------------   -----------------
Total Liabilities............             976              1,201               1,254                  1,358
                                 -----------------   -----------------   -----------------    ----------------
Stockholder's equity:


   Common Stock..............              82                 82                  82                     82
   Additional paid-in capital             444                481                 515                    521
   Unrealized gains (losses)
   on investments, net of tax             (46)                87                  66                     89
   Retained earnings.........             782                907                 992                  1,130
                                 -----------------   -----------------   -----------------   -----------------
Total stockholder's equity...           1,262              1,557               1,655                  1,822
                                 -----------------   -----------------   -----------------   -----------------
Total liabilities and
stockholder's equity.........          $2,238             $2,758              $2,909                 $3,180
                                 -----------------   -----------------   -----------------   -----------------


         For additional financial information concerning the Insurer, see the audited and unaudited financial statements of the insurer incorporated by reference herein. Copies of the financial statements of the Insurer incorporated herein by reference and copies of the Insurer's annual statement for the year ended

December 31, 1997 prepared in accordance with statutory accounting standards are available, without charge, from the Insurer. The address of the Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

         The Insurer makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representations regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under this heading "The Insurer and the Policy" and in the financial statements incorporated herein by reference.

The Policy

         The Insurer will issue its Guaranty Insurance Policy for the Noteholders (the "Policy"). The Policy unconditionally guarantees the payment of Insured Payments on the Class A and Class S Notes. The Insurer will make each required Insured Payment to the Indenture Trustee on the later of (i) the Distribution Date on which such Insured Payment is distributable to the Noteholders pursuant to the Sale and Servicing Agreement; and (ii) the Business Day next following the day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee, specifying that an

Insured Payment is due in accordance with the terms of the Policy.

         The Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Indenture Trustee for distribution to the Holders, whether or not such funds are properly distributed by the Indenture Trustee.

         For purposes of the Policy, "Noteholder" as to a particular Class A Note or Class S Note, does not and may not include the Trust, the Servicer or the Sponsor.

         The Insurer only insures the timely receipt of interest on the Class A Notes and Class S Notes (calculated at the Class A and Class S Note Rates, respectively) and the receipt of the Guaranteed Principal Distribution Amount, if any, payable on each Distribution Date on the Notes. The Policy will not cover the Relief Act Shortfalls, nor does the Policy guarantee to the Noteholders any particular rate of principal payment. The Policy expires and terminates without any action on the part of the Insurer or any other person on the date that is one year and one day following the date on which the Class A Notes have been paid in full.

         In the absence of payments under the Policy, Noteholders will directly bear the credit risks associated with their Class A Notes and Class S Notes.

         The Policy is non-cancelable.

         The Policy is issued under and pursuant to and shall be construed under, the laws of the State of Illinois, without giving effect to the conflict of laws principles thereof.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

Drawings Under the Policy

         On each Determination Date the Indenture Trustee shall determine, with respect to the immediately following Payment Date, the amount (the "Available Funds") to be on deposit in the Collection Account for such Distribution Date (excluding the amounts of any Insured Payments, the fees of the Indenture Trustee, the fees of the Owner Trustee and the Servicing Fee). With respect to each Distribution Date, the "Determination Date" is the third Business Day next preceding such Distribution Date or such earlier day as shall be agreed to by the Insurer and the Indenture Trustee.

         If the Insured Payment for any Distribution Date exceeds the Available Funds for such Distribution Date (such event being an "Available Funds Shortfall"), the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Policy and submit such notice to the Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such

Available Funds Shortfall.

                           HEADLANDS MORTGAGE COMPANY

General

         The Company is a publicly held California corporation which was organized in 1981. The Company is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one to four-unit family residences, and the purchase and sale of mortgage servicing rights. As of December 31, 1996 and 1997, the Company had total assets of $288,990,472 and $740,372,583, respectively and shareholders equity of $29,144,240 and $66,531,239, respectively.

         The Company is headquartered in Northern California, and has production branches in California, Washington, Oregon, Idaho, Nevada, New Jersey and Arizona. Loans are originated primarily through the Company's wholesale division, through a network of independent mortgage loan brokers approved by the Company, and also through its retail lending division and correspondent lending division. The Mortgage Loans were acquired by the Company in one of the three following manners: (i) originated by an independent broker and purchased by the Company, (ii) originated by a broker and funded by the Company, or (iii) originated and funded by the Company in the ordinary course of business.

         The Company completed an initial public offering of common stock on February 4, 1998. The Company is required to file periodic reports under the Securities Exchange Act of 1934, as amended.

         The Company's executive offices are located at 1100 Larkspur Landing Circle, Suite 101, Larkspur, CA 94939.

Servicing Overview

         The Company (in its capacity as servicer) will act as servicer for the Mortgage Loans pursuant to the Sale and Servicing Agreement. All of the Mortgage Loans are currently serviced by the Company substantially in accordance with the procedures described herein and in the accompanying Prospectus. The Company has only recently started servicing home equity loans and does not have any specific information as to such servicing available. As a result, there is limited information as to the losses on Mortgage Loans serviced by the Company.

         As of December 31, 1997, the Company's mortgage loan servicing portfolio consisted of 42,099 one to four family residential mortgage loans with an aggregate principal balance of $4.5 billion. The Company's primary source of mortgage servicing rights is from mortgage loans originated through mortgage brokers.

         The Company's Servicing Center was established in January 1994. As of December 31, 1997, it had a staff of 73 employees. Prior to January 1994, the Company's servicing portfolio was subserviced by a third party.

         Mortgage loan servicing includes collecting payments from borrowers and remitting those funds to investors, accounting for mortgage loan principal and interest, reporting to investors, holding custodial funds for payment of mortgage and mortgage related expenses such as taxes and insurance, advancing funds to cover delinquent payments, inspecting foreclosures and property disposition in the event of unremedied defaults, and otherwise administering the mortgages.

         The following table summarizes the delinquency experience including pending foreclosures on residential mortgage loans originated or acquired as part of the Company's mortgage banking operations and included in the Company's servicing portfolio at the dates indicated. As of December 31, 1995 and 1996 and 1997, the total principal balance of loans serviced by the Company was (in millions) $4,149, $4,387 and $4,527, respectively.

                           HEADLANDS MORTGAGE COMPANY
                           OVERALL MORTGAGE PORTFOLIO
                     DELINQUENCY AND FORECLOSURE EXPERIENCE


                                                at December 31
                        ---------------------------------------------------------------
                                1995                  1996                 1997
                        -------------------   -------------------   -------------------
                                 Percent of            Percent of           Percent of
                                  Servicing             Servicing            Servicing
                        Loans     Portfolio   Loans     Portfolio   Loans    Portfolio
                        -------- ----------   -------- ----------   ------- -----------
Total Number**           27,261     100%       34,363       100%     42,099     100%
                        ======== ==========   ======== ==========   ======= ===========
Period of Delinquency:
30-59 days                  280       1.0%      466         1.4%      594       1.4%
60-89 days                   62       0.2%       43         0.1%       85       0.2%
90 days or more              47       0.2%       14         0.0%       51       0.1%
                        -------- ----------   -------- ----------   ------- ----------
Total Delinquencies         389       1.4%      523         1.5%      730       1.7%
                        ======== ==========   ======== ==========   ======= ===========
(excluding Foreclosures)
Foreclosures Pending        145       0.5%      197         0.6%       75    0.2%


** The total portfolio has been reduced by the number of loans pending service release or that have been foreclosed.


                       HEADLANDS' HOME EQUITY LOAN PROGRAM


         The Mortgage Loans will have been purchased by the Company, either directly or through affiliates, from mortgage loan brokers or originated by its retail division. The Mortgage Loans have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

         The Company believes that the Mortgage Loans originated were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to acquire a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two-to-four unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two-to-four unit project's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the two-to-four unit project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. For property values to $650,000 appraisers may use either a full appraisal (FNMA 1004/FHLMC 70) or a drive-by appraisal (FHLMC
704); for values between $650,001 to $1,000,000 with a combined loan-to-value of less than 75%, a full appraisal is required; for values between $650,001 to $1,000,000 with a combined loan-to-value of greater than 75%, a full appraisal and one field review ordered by the Company is required; and for loans with values greater than $1,000,000 with a combined loan-to-value greater than 65%, two full appraisals are required. The Company may order discretionary reviews at any time to ensure the value of the properties.

         In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available
(a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by the Company may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are limited by credit score and total debt-to-income ratios.

         The Company requires title insurance for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

         A lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a Mortgage Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Company will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

                                   THE SPONSOR

         The Sponsor is a company incorporated in Delaware on November 18, 1996. The Sponsor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

         The Mortgage Loans were originated pursuant to loan agreements and promissory notes and the appropriate state disclosure statements (with respect to the HELOCs, the "Credit Line Agreements," with respect to the Closed-End Loans, the "Mortgage Notes" and together with the Credit Line Agreements, the

"Loan Agreements") and are secured by first or second mortgages or deeds of trust, on Mortgaged Properties located in 20 states. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. See "Mortgage Loans Terms" below.

         The Original Pool Balance is $156,395,696.03, which is equal to the aggregate Principal Balances of the Initial Mortgage Loans as of the Initial Cut-Off Date. The average Cut-Off Date Principal Balance of the Initial Mortgage Loans was approximately $37,703.88 (excluding those HELOCs with a zero principal balance), the minimum Cut-Off Date Principal Balance of the Initial Mortgage Loans was zero, the maximum Cut-Off Date Principal Balance of the Initial Mortgage Loans was $394,517.93, the minimum Loan Rate and the maximum Loan Rate as of the Initial Cut-Off Date were 5.75% and 14.99% per annum, respectively, and the weighted average Loan Rate as of the Initial Cut-Off Date was approximately 7.2452% per annum. As of the Initial Cut-Off Date, the weighted average Credit Limit Utilization Rate (weighted by credit line) (as defined below) of the Initial HELOCs was approximately 76.03% and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" of a HELOC is determined by dividing the Cut-Off Date Principal Balance by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Initial Mortgage Loans as of the Initial Cut-Off Date ranged from 165 months to 300 months and the weighted average remaining term to scheduled maturity was approximately 215.7 months. As of the Initial Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 85.35%. The "Combined Loan-to-Value Ratio" of each Closed-End Loan is the ratio of (A) the sum of (i) the original principal balance of such Closed-End Loan and (ii) the outstanding principal balance as of the date of execution of the related Loan Agreement of any mortgage loan or mortgage loans that are senior or equal in priority to the Closed-End Loan and that is or are secured by the same Mortgaged Property to (B) the appraised value of the Mortgaged Property as determined either by a drive-by inspection or an appraisal. The "Combined Loan-to-Value Ratio" of each HELOC is the ratio of (A) the sum of (i) the maximum amount the borrower is permitted to draw down under the related Credit Line Agreement (the "Credit Limit") and (ii) the amounts of any related senior mortgage loans (computed as of the date of origination of the HELOC) to (B) the appraised value of the Mortgage Property as determined either by a drive-by inspection or an appraisal. Credit Limits under the Initial HELOCs as of the Cut-Off Date ranged from $8,000 to $400,000 and averaged approximately $47,833.61. The weighted average second mortgage ratio (which is the Credit Limit (or the original loan balance in the case of the Closed-End Loans) for the related HELOC, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Initial Mortgage Loan) was approximately 20.70%. As of the Initial Cut-Off Date, approximately none of the Initial Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately 100% of the Initial Mortgage Loan represented second liens. As of the Initial Cut-Off Date approximately 76.14% of the Initial Mortgage Loans are secured by Mortgaged Properties which are single-family residences and approximately 97.69% of the single family residences were owner-occupied. As of the Initial Cut-Off Date, approximately 85.63%, 3.20% and 2.63% of the Initial Mortgage Loan by Original Pool Balance are located in the States of California, Washington and Oregon. No other state represents more than 2.22% of the Original Pool Balance of the Initial Mortgage Loans.

         Real estate lenders in California are unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by one- to four-unit real estate. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

Mortgage Loan Terms

         The Mortgage Loans consist of loans originated under three different loan term options: a 15-year Closed-End Loan, a 15-year HELOC or a 25-year HELOC.

         The Closed-End Loans are fixed-rate, fully amortizing second mortgages. The monthly payment remains constant throughout the term of the Closed-End Loans, and is applied to principal and interest based on a predetermined actuarial paydown schedule.

         The HELOC loan programs have either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals against the equity line and a 10-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. Some of the HELOC borrowers are subject to a $500 prepayment penalty for loans reconveyed prior to maturity.

         A borrower may access a HELOC credit line at any time during the draw period by writing a check. The minimum payment during the draw period of the HELOC is the greatest of accrued finance charges on the average daily balance of the HELOC at the applicable Loan Rate, $100, or 1% of the outstanding principal balance. The payment during the repayment period of the HELOC is calculated as accrued interest plus .8333% of principal outstanding as of the last day of the draw period. HELOCs bear interest at a variable rate which changes monthly with changes in the applicable Index Rate (as defined below). All HELOCs are subject to a maximum rate equal to approximately 18% per annum and subject to applicable usury limitations. The Loan Rate on the HELOCs is the sum of the Index Rate plus the Margin (subject to "teaser loans") which generally ranges between 5.75% and 14.25% and had a weighted average, as of the Initial Cut-Off Date, of approximately 6.8007%, annually.

         The sum of the columns in the tables below may not equal the total indicated due to rounding. Set forth below is a description of certain characteristics of the Initial Mortgage Loans as of the Initial Cut-Off Date:


                                           TYPE OF MORTGAGE LOAN

                                                     Number              Aggregate          Percent of
                                                   of Initial           Cut-Off Date         Original
Type                                             Mortgage Loans      Principal Balance     Pool Balance
--------------------------------------------     ---------------    ------------------     ------------

HELOCs......................................         3,812          $138,625,625.29            88.64%
Closed-End Loans............................           495            17,770,070.74            11.36%
                                                 ---------------    ------------------     ------------
     Total..................................         4,307          $156,395,696.03           100.00%
                                                 ===============    ==================     ============


                                            PRINCIPAL BALANCES


                                                Number               Aggregate             Percent of
                                              of Initial           Cut-Off Date             Original
Range of Principal Balances                 Mortgage Loans       Principal Balance        Pool Balance
------------------------------------        --------------       -----------------        ------------
$0.00...............................               159                      $0.00               0.00%
$0.01        -  25,000.00...........             1,591              24,707,452.14              15.80
$25,000.01   -  50,000.00...........             1,822              67,272,970.24              43.01
$50,000.01   -  75,000.00...........               360              22,344,930.89              14.29
$75,000.01   - 100,000.00...........               250              22,247,131.77              14.22
$100,000.01  - 125,000.00...........                40               4,576,161.58               2.93
$125,000.01  - 150,000.00...........                40               5,628,555.30               3.60
$150,000.01  - 175,000.00...........                 8               1,288,872.99               0.82
$175,000.01  - 200,000.00...........                25               4,830,333.13               3.09
$200,000.01  - 225,000.00...........                 2                 430,000.32               0.27
$225,000.01  - 250,000.00...........                 2                 478,763.61               0.31
$250,000.01  - 275,000.00...........                 1                 270,627.40               0.17
$275,000.01  - 300,000.00...........                 4               1,154,073.58               0.74
$375,000.01  - 400,000.00...........                 3               1,165,823.08               0.75
                                            --------------       ----------------         ------------
         Total                                   4,307            $156,395,696.03             100.00%
                                            ==============       ================         ============

                                        GEOGRAPHIC DISTRIBUTION(1)

                                       Number                   Aggregate                    Percent of
                                     of Initial           Cut-Off Date Principal              Original
            State                  Mortgage Loans                Balance                    Pool Balance

-----------------------------     ---------------        -----------------------           -------------

Arizona......................             118             $    2,716,430.69                      1.74%
California...................           3,521                133,914,076.23                     85.63
Colorado.....................              83                  2,489,703.22                      1.59
Florida......................              19                    475,563.35                      0.30
Georgia......................               1                     27,500.00                      0.02
Idaho........................              54                  1,505,069.45                      0.96
Illinois.....................               1                     72,900.00                      0.05
Indiana......................               1                     23,904.00                      0.02
Maryland.....................               1                     25,000.00                      0.02
Montana......................              17                    389,501.89                      0.25
Nevada.......................              61                  1,549,687.17                      0.99
New Jersey...................               4                    304,383.23                      0.19
New Mexico...................               6                    113,374.87                      0.07
New York.....................               1                     34,168.63                      0.02
Oregon.......................             121                  4,119,180.20                      2.63
South Carolina...............               1                     49,814.51                      0.03
Utah.........................             113                  3,478,616.42                      2.22
Virginia.....................               1                     37,800.00                      0.02
Washington...................             181                  5,001,522.17                      3.20
Wyoming......................               2                     67,500.00                      0.04
                                   --------------        -----------------------           -------------
     Total...................           4,307               $156,395,696.03                    100.00%
                                   ==============        =======================           =============

-----------------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Initial Mortgage Loans.

                                     COMBINED LOAN-TO-VALUE RATIOS(1)

                                          Number of             Aggregate                Percent of
Range of Combined Loan-to-Value            Initial             Cut-Off Date             Original Pool
Ratios Number                          Mortgage Loans       Principal Balance             Balance
------------------------------------   --------------       -----------------          --------------
 6.92 to 10.00%......................           7           $      247,302.18              0.16%
10.01 to 20.00%.....................           14                  605,279.31              0.39
20.01 to 30.00%.....................           17                  569,796.37              0.36
30.01 to 40.00%.....................           23                  858,670.07              0.55
40.01 to 50.00%.....................           45                1,780,994.24              1.14
50.01 to 60.00%.....................           89                3,791,595.13              2.42
60.01 to 70.00%.....................          143                6,219,274.85              3.98
70.01 to 80.00%.....................          589               25,772,932.79             16.48
80.01 to 90.00%.....................        2,655               86,701,131.37             55.44

90.01 to 100.00%....................          725               29,848,719.72             19.09
                                       --------------       -----------------          --------------
    Total...........................        4,307             $156,395,696.03            100.00%
                                       ==============       =================          ==============

-----------------------------------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the HELOCs or the Original Loan Balance for the Closed-End Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination.




                                              PROPERTY TYPE


                                                 Number               Aggregate             Percent of
                                               of Initial           Cut-Off Date             Original
Property Type                                 Mortgage Loans       Principal Balance        Pool Balance
------------------------------------          --------------       -----------------        ------------
Two Units...........................                 109           $  3,626,709.32               2.32%
Three Units.........................                  26              1,236,400.10               0.79
Four Units..........................                  29                805,782.96               0.52
Condominium/Townhouse...............                 282              7,623,406.00               4.87
Single Family.......................               3,247            119,079,049.24              76.14
PUD.................................                 614             24,024,348.41              15.36
                                              --------------       -----------------        ------------
     Total..........................               4,307           $156,395,696.03             100.00%
                                              ==============       =================        ============

                                LOAN RATES AS OF THE INITIAL CUT-OFF-DATE

                                                  Number             Aggregate             Percent of
                                                of Initial         Cut-Off Date             Original
Loan Rates                                    Mortgage Loans     Principal Balance       Pool Balance
------------------------------------          --------------     -----------------       -------------

5.75 to 6.00%.......................               3,227         $ 117,421,763.15            75.08%
7.01 to 7.50%.......................                  34             1,310,993.96             0.84

8.01 to 8.50%.......................                   6               142,900.00             0.09
8.51 to 9.00%.......................                  21             1,125,798.25             0.72
9.01 to 9.50 %......................                  57             2,309,410.68             1.48
9.51 to 10.00%......................                 108             3,319,963.16             2.12
10.01 to 10.50%.....................                  79             2,812,524.31             1.80
10.51 to 11.00%.....................                  75             2,782,871.01             1.78
11.01 to 11.50%.....................                  99             3,672,171.37             2.35
11.51 to 12.00%.....................                 210             6,791,919.85             4.34
12.01 to 12.50%.....................                 154             6,347,917.02             4.06
12.51 to 13.00%.....................                 152             5,202,697.50             3.33
13.01 to 13.50%.....................                  71             2,578,601.47             1.65
13.51 to 14.00%.....................                  11               464,260.68             0.30
14.01 to 14.50%.....................                   2                89,609.00             0.06
14.51 to 14.99%.....................                   1                22,294.62             0.01
                                              --------------     -----------------       -------------
     Total..........................               4,307          $156,395,696.03           100.00%
                                              ==============     =================       =============


                                                  MARGIN


                                                  Number              Aggregate            Percent of
                                                of Initial           Cut-Off Date        Original HELOC
Margin                                           HELOCs          Principal Balance       Pool Balance
--------------------------------------------  --------------     -----------------       --------------

0.00%.......................................           2             $  63,758.62              0.05%
0.01 - 0.50%................................         184             3,503,720.68              2.53
0.51 - 1.00%................................         253             9,771,680.51              7.05
1.01 - 1.50%................................          96             3,422,138.86              2.47
1.51 - 2.00%................................         128             4,330,429.18              3.12
2.01 - 2.50%................................         570            17,685,317.03             12.76
2.51 - 3.00%................................         470            18,684,109.37             13.48
3.01 - 3.50%................................         402            17,192,142.81             12.40
3.51 - 4.00%................................         279            14,000,202.07             10.10
4.01 - 4.50%................................         818            25,328,538.95             18.27
4.51 - 5.00%................................         527            20,403,055.49             14.72
5.01 - 5.50%................................          74             3,710,766.49              2.68
5.51 - 6.00%................................           9               529,765.23              0.38
                                              --------------     -----------------       --------------
     Total..................................       3,812          $138,625,625.29            100.00%
                                              ==============     =================       ==============

                                    CREDIT LIMIT UTILIZATION RATES(1)


                                                   Number              Aggregate           Percent of
                                                 of Initial           Cut-Off Date       Original HELOC
Range of  Utilization Rates                       HELOCs          Principal Balance       Pool Balance
--------------------------------------------  --------------     ------------------      --------------
0.00%.......................................         163           $          6.22             0.00%
0.01 - 10.00%...............................         139                305,132.36             0.22
10.01 - 20.00%..............................          72                776,850.09             0.56
20.01 - 30.00%..............................          86              1,235,128.34             0.89
30.01 - 40.00%..............................         101              1,919,122.33             1.38
40.01 - 50.00%..............................         106              2,853,304.82             2.06
50.01 - 60.00%..............................         134              3,732,868.64             2.69
60.01 - 70.00%..............................         106              3,478,706.13             2.51
70.01 - 80.00%..............................         159              5,831,570.94             4.21
80.01 - 90.00%..............................         151              6,135,148.38             4.43
90.01 - 100.00%.............................       2,595            112,357,787.04            81.05
                                              --------------     ------------------      --------------
     Total..................................       3,812           $138,625,625.29           100.00%
                                              ==============     ==================      ==============

-------------
(1) The "Credit Limit Utilization Rate" of a HELOC is determined by dividing the Cut-Off Date Principal Balance of such HELOC by the Credit Limit of the related Credit Line Agreement.


                                              CREDIT LIMITS

                                                                                           Percent of
                                                  Number             Aggregate               Original
                                                 of Initial          Cut-Off Date             HELOC
Range Credit Limits                               HELOCs         Principal Balance         Pool Balance
----------------------------------------      --------------     ------------------      --------------

$8,000  -  25,000.......................              957        $   15,479,109.30              11.17%
$25,001 - 50,000........................            1,890            58,440,041.37              42.16
$50,001 - 75,000........................              379            19,401,601.88              14.00
$75,001 - 100,000.......................              412            25,335,557.04              18.28
$100,001 - 125,000......................               43             3,949,787.64               2.85
$125,001 - 150,000......................               55             5,756,267.00               4.15
$150,001 - 175,000......................               13             1,328,011.05               0.96
$175,001 - 200,000......................               47             5,638,374.58               4.07
$200,001 - 225,000......................                2               430,000.32               0.31
$225,001 - 250,000......................                4               518,028.44               0.37
$250,001 - 275,000......................                1               270,627.40               0.20
$275,001 - 300,000......................                6             1,290,396.19               0.93
$325,001 - 350,000......................                1                     0.00               0.00
$375,001 - 400,000......................                2               787,823.08               0.57

                                              --------------     ------------------      --------------
     Total..............................            3,812          $138,625,625.29             100.00%
                                              ==============     ==================      ==============

                                  MONTHS REMAINING TO SCHEDULED MATURITY


                                                   Number             Aggregate            Percent of
                                                 of Initial          Cut-Off Date            Original
Scheduled Maturity                            Mortgage Loans     Principal Balance        Pool Balance
-------------------------------------------   --------------     ------------------      --------------

165........................................             2        $        61,348.11              0.04%
166 - 170..................................             8                365,453.62              0.23
171 - 175..................................         1,010             39,009,310.99             24.94
176 - 180..................................         1,799             65,538,929.65             41.91
281 - 285..................................             1                 14,452.22              0.01
286 - 290..................................             2                 72,617.46              0.05
291 - 295..................................           682             23,667,105.68             15.13
296 - 300..................................           803             27,666,478.30             17.69
                                              --------------     ------------------      --------------
     Total.................................         4,307           $156,395,696.03            100.00%
                                              ==============     ==================      ==============


                                      MONTH AND YEAR OF ORIGINATION

                                                  Number             Aggregate             Percent of
                                                of Initial          Cut-Off Date            Original
Month and Year of Origination                 Mortgage Loans     Principal Balance        Pool Balance
-------------------------------------------   --------------     ------------------      --------------

August 1989.................................           1         $      24,643.24               0.02%
December 1996...............................           3                75,800.33               0.05
January 1997................................           1                26,948.72               0.02
March 1997..................................           1                36,203.20               0.02
April 1997 .................................           2                99,698.96               0.06
May 1997....................................           1                82,835.88               0.05
June 1997...................................           1                13,460.08               0.01
July 1997...................................          95             3,362,386.71               2.15
August 1997.................................         443            15,983,048.60              10.22
September 1997..............................         506            18,142,072.43              11.60

October 1997................................         654            25,437,960.63              16.27
November 1997...............................         608            22,222,830.90              14.21
December 1997...............................         657            24,380,919.59              15.59
January 1998................................         504            17,401,731.72              11.13
February 1998...............................         685            23,551,005.04              15.06
March 1998..................................         145             5,554,150.00               3.55
                                              --------------     ------------------      --------------
     Total..................................         4,307       $   156,395,696.03             100.00%
                                              ==============     ==================      ==============


Conveyance of Subsequent Mortgage Loans

         The Sale and Servicing Agreement requires the Trust to purchase Subsequent Mortgage Loans during the Funding Period for pledge under the Indenture subject to certain conditions and the availability thereof. Accordingly, the statistical characteristics of the Mortgage Loans will vary as of any Distribution Date on which the acquisition of these additional Mortgage Loans occurs.

         The obligation of the Trust to purchase all of the Subsequent Mortgage Loans for addition to the Trust is subject to the following aggregate requirements: (i) the aggregate weighted average Margin of all of the Subsequent Mortgage Loans that are HELOCs is at least 2.80% and the aggregate weighted average interest rate of all Subsequent Mortgage Loans that are Closed-End Loans is at least 10.00%; (ii) the aggregate weighted average Combined Loan-to-Value Ratio of all of the Subsequent Mortgage Loans is not more than 86.0%; (iii) 1.0% of all of the Subsequent Mortgage Loans are not more than 30 days delinquent (on a contractual basis) as of their respective Cut-Off Dates; (iv) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 310 months; and
(v) no Subsequent Mortgage Loan will have a Cut-Off Balance greater than $350,000; provided, however, any of the foregoing requirements may be waived upon the consent of the Rating Agencies and the Insurer. The Subsequent Mortgage Loans shall maintain an average Fair Isaac & Company ("FICO") score of 690.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The Indenture, except as otherwise described herein, provides that the Class A Noteholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Note Principal Balance is reduced to zero. During the Funding Period, the Scheduled Principal Collections Distribution Amount will be deposited into the Funding Account and may be used by the Indenture Trustee to purchase Subsequent Mortgage Loans. In the event that not all of the Principal Collections on deposit in the Funding Account have been used to acquire Subsequent Mortgage Loans on the last Distribution Date of the Funding Period, then such Principal Collections will be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Class A Noteholders as a payment of principal. During the Managed Amortization Period,

Class A Noteholders will receive the lesser of (i) Noteholders' Principal Collections and (ii) Principal Collections less the aggregate of Additional Balances created during the applicable Collection Period. During the Rapid Amortization Period, Class A Noteholders will receive amounts from Principal Collections based solely upon the Fixed Allocation Percentage. Because prior distributions of Principal Collections to Class A Noteholders serve to reduce the Floating Allocation Percentage but do not change the Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Class A Noteholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Class A Noteholders. This is especially true during the Rapid Amortization Period when the Class A Noteholders are entitled to receive Noteholders' Principal Collections and not a lesser amount. Moreover, to the extent of losses allocable to the Class A Noteholders during the Managed Amortization Period and the Rapid Amortization Period, Class A Noteholders may also receive as payment of principal the amount of such losses either from Noteholders' Interest Collections or, in some instances, collections otherwise payable to the Certificateholders (as described herein), draws on the Spread Account or under the Policy. The level of losses may therefore affect the rate of payment of principal on the Notes.

         To the extent obligors make more draws than principal payments, the Certificateholders' Interest may increase. Because during the Rapid Amortization Period the Noteholders' share of Principal Collections is based upon the Fixed Allocation Percentage (without reduction), an increase in the Certificateholders' Interest due to additional draws may also result in Noteholders receiving principal at a greater rate. The Sale and Servicing Agreement permits the Sponsor, at its option, but subject to the satisfaction of certain conditions specified in the Sale and Servicing Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust at any time during the life of the Trust other than the Rapid Amortization Period, so long as the Certificateholders' Interest as of the transfer date after giving effect to such removal exceeds the Minimum Certificateholders' Interest. Such removals may affect the rate at which principal is distributed to Noteholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "DESCRIPTION OF THE NOTES--Optional Retransfers of Mortgage Loans to the Sponsor" herein.

         The Closed-End Loans may be prepaid in full or in part at any time without penalty; some of the HELOCs, however, have prepayment penalties. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Notes.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Servicer nor the Sponsor is aware of any relevant studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first mortgages with the same loan terms in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, with respect to the HELOCs, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions and the Servicer intends to enforce such provisions, unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses" in the Prospectus.

         The yield to an investor who purchases the Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Notes were purchased.

         Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree.

         The following table set forth below is based on conditional prepayment rate, constant draw rate (which for purposes of the assumptions is the amount of Additional Balances on the Mortgage Loans drawn each month expressed as an annualized percentage of the total principal of the pool of Mortgage Loans outstanding at the beginning of such month). For the following table, it was assumed that the Initial Mortgage Loans and Subsequent Mortgage Loans (assuming similar characteristics to the Initial Mortgage Loans) have been aggregated into two pools, one pool with a principal balance of $64,275,817.08, and a second pool with a principal balance of $131,218,802.96. Further, the Mortgage Loans with respect to the two pools are assumed to have weighted average initial loan rates of 6.1302% and 7.7913%, respectively, weighted average margins of 2.4365% and 3.1541%, respectively, weighted average fully indexed rates, 2 months from Cut-Off Date, of 10.9365% and 11.6541%, respectively, weighted average credit limit utilization rates (weighted by credit line) of 90.0947% and 93.9228%, respectively, and as of the Cut-Off Date, weighted average remaining terms to maturity of 296 months and 176 months, respectively. It was also assumed that the Subsequent Mortgage Loans will be purchased at the end of each month during the Funding Period with an initial loan rate of 7.2452%, a margin of 2.9181%, a fully indexed rate, 4 months from date of purchase, of 11.4181%, a credit limit utilization rate (weighted by credit line) of 92.6642%, and a remaining term to maturity of 216 months.

         In addition, it was assumed that (i) the distributions are made in accordance with the description set forth under "Description of the Certificates -- Distributions on the Certificates," (ii) distributions of principal and interest on the Certificates will be made on the 15th day of each calendar month regardless of the day on which the Distribution Date actually occurs, (iii) no extension past the scheduled maturity date of a Mortgage Loan is made, (iv) no delinquencies occur, (v) scheduled monthly payments on the HELOCs during the Draw Period are comprised of interest only payments and the only principal payments on the HELOCs during the Draw Period are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws; and scheduled monthly payments on the Closed-End Loans consist of principal and interest payments, (v) monthly draws are calculated under each of the assumptions as set forth in the table before giving effect to prepayments, (vii) each HELOC Loan is subject to a maximum credit utilization rate of 100%, (viii) the scheduled due date of the Closed-End Loans is the first day of each month and the scheduled due date for the HELOCs is the twenty-fifth day of each month, (ix) each month consists of 30 days, (x) the Closing Date is March 25, 1998, (xi) for each Distribution Date the Class A Certificate Rate is 5.7977%, (xii) monthly fees (Servicing Fee, Trustee Fee, and the Insurance Premium Fee) comprise, in the aggregate, an amount equal to 0.68%.



                                             Percentage of Original Class A Note Principal Balance -
                                                         Amortization Schedule(1)(2)
                                                     Conditional Prepayment Rate (%CPR)
                                                     ----------------------------------
Date                                  0%        10%       20%        30%       35%       40%        45%
----                                 -----      -----     -----      ----      -----     -----      -----

Initial Percentage.............       100%       100%      100%      100%       100%      100%      100%
     03/15/1999................        99%        99%       99%       99%        99%       99%       99%
     03/15/2000................        99%        99%       97%       85%        79%       73%       67%
     03/15/2001................        99%        99%       94%       72%        63%       53%       45%
     03/15/2002................        99%        99%       92%       62%        50%       39%       30%
     03/15/2003................        99%        99%       90%       53%        39%       29%       20%
     03/15/2004................        99%        99%       88%       45%        31%       21%       13%
     03/15/2005................        99%        88%       68%       30%        19%       12%        0%
     03/15/2006................        99%        77%       50%       17%         0%        0%        0%
     03/15/2007................        99%        65%       31%        0%         0%        0%        0%
     03/15/2008................        99%        54%       13%        0%         0%        0%        0%
     03/15/2009................        99%        43%        0%        0%         0%        0%        0%
     03/15/2010................        99%        31%        0%        0%         0%        0%        0%

     03/15/2011................        99%        20%        0%        0%         0%        0%        0%
     03/15/2012................        99%         0%        0%        0%         0%        0%        0%
     03/15/2013................        28%         0%        0%        0%         0%        0%        0%
     03/15/2014................        28%         0%        0%        0%         0%        0%        0%
     03/15/2015................        28%         0%        0%        0%         0%        0%        0%
     03/15/2016................        28%         0%        0%        0%         0%        0%        0%
     03/15/2017................        28%         0%        0%        0%         0%        0%        0%
     03/15/2018................        28%         0%        0%        0%         0%        0%        0%
     03/15/2019................        28%         0%        0%        0%         0%        0%        0%
     03/15/2020................        28%         0%        0%        0%         0%        0%        0%
     03/15/2021................        28%         0%        0%        0%         0%        0%        0%
     03/15/2022................        28%         0%        0%        0%         0%        0%        0%
     03/15/2023................         0%         0%        0%        0%         0%        0%        0%
     03/15/2024................         0%         0%        0%        0%         0%        0%        0%

Weighted Average Life Years           17.33      10.27      7.69      5.15       4.34      3.71      3.22

(1) Assumes (i) that an optional termination is exercised when the outstanding Note Principal Balance is less than or equal to 10% of the Original Class A Note Principal Balance and (ii) a constant draw rate of 18%.

(2) All percentages are rounded to the nearest 1%.

                       POOL FACTOR AND TRADING INFORMATION

         The "Pool Factor" is a seven-digit decimal which the Servicer will compute monthly expressing the Note Principal Balance of the Class A Notes as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Note Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "DESCRIPTION OF THE NOTES--Distributions on the Notes." Thereafter, the Pool Factor will decline to reflect reductions in the related Note Principal Balance resulting from distributions of principal to the Class A Notes.

         Pursuant to the Indenture, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 1998 calendar year, information for tax reporting purposes will be made available to each person who has been a Noteholder of record at any time during the preceding calendar year. See "DESCRIPTION OF THE NOTES--Book-Entry Securities" and "Reports to Noteholders" herein.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

General

         The Notes will be offered in denominations of $1,000 and multiples of $1,000 in excess thereof, in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as certificate registrar (the "Note Registrar"). See "Book-Entry Securities" below. No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate obligation of the Trust represented by the Class A Notes as of the Closing Date will equal $191,584,000, which represents approximately 98% of the Original Funded Balance and interest thereon generally at a rate equal to LIBOR plus 0.20%. The Class S Notes will represent an obligation of the Trust for interest payable at the Class S Note Rate on the Class S Notional Amount in excess of the Class A Note Rate. The Original Class A Note Principal Balance will equal $191,584,000. Following the Closing Date, the Invested Amount with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Principal Collections previously distributed to Class A Noteholders, amounts allocable to the Certificates that are used to reimburse Noteholders' Loss Amounts and amounts distributed as Guaranteed Principal Distribution Amounts funded by withdrawals from the Spread Account or draws under the Policy, and minus (ii) an amount equal to the Noteholders' Loss Amounts not previously absorbed by the Overcollateralization Amount, funded by Noteholders' Interest Collections or collections allocable to the Certificates or reallocated to the Certificateholders' Interest (up to the Certificateholders' Subordinated Amount), or funded by withdrawals from the Spread Account or draws on the Policy. The Note Principal Balance on any Distribution Date is equal to the Original Class A Note Principal Balance minus the aggregate of amounts actually distributed as principal to the Class A Noteholders. See "Distributions on the Notes" below. Each Class A Note represents the right to receive payments of interest at the Class A Note Rate and payments of principal as described below. The Class S Notional Amount as of any Distribution Date will be equal to the Note Principal Balance of the Class A Notes on such Distribution Date (prior to giving effect to any distributions on such Distribution Date). On the Closing Date, the Class S Notional Amount will equal $191,584,000. Each Class S Note represents the right to receive payments of interest at the Class S Note Rate as described below.

         The Certificate will represent the entire beneficial ownership interest in the Issuer. The Certificates will initially be retained by the Sponsor and will generally evidence the right to distributions on and other proceeds of the Trust Property, to the extent not used to pay the Notes or other obligations and expenses of the Issuer. Only the Notes are offered hereby. Any information contained herein with respect to the Certificate is provided only to permit a better understanding of the Notes.

         The Sponsor has the right to sell or pledge the Certificate at any time, provided (i) the Rating Agencies have notified the Sponsor and the Indenture Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy,
(ii) the Insurer consents thereto, and (iii) certain other conditions specified in the Indenture are satisfied.

Book-Entry Securities

         The Notes will be Book-Entry Securities. The Notes will be issued in one or more certificates, and will be held by a nominee of DTC or any successor depository. Beneficial interests in the Notes will be indirectly held by investors through the book-entry facilities of DTC, as described herein. The Sponsor has been informed by DTC that its nominee will be CEDE. Accordingly, CEDE is expected to be the holder of record of the Notes. Except as described below, no person acquiring a Note (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Note (a "Definitive Note").

         The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Note. Beneficial ownership of a Note may be transferred only in compliance with the procedures of such Financial Intermediaries and DTC participants.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of the Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Distributions on the Notes will be made on each Distribution Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Notes that it represents.

         Under a book-entry format, beneficial owners of the Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to CEDE. None of the Sponsor, the Servicer, the Insurer or the Indenture Trustee is responsible or liable for such delays in the application of such payments to such beneficial owners. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Notes, may be limited due to the absence of physical certificates for the Notes. In addition, issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

         Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes within the meaning of the Indenture will be CEDE, as nominee of DTC. Beneficial owners of the

Notes will not be "Noteholders", as that term is used in the Indenture. Beneficial owners are only permitted to exercise the rights of Noteholders indirectly through Financial Intermediaries and DTC. Reports on the Trust provided by the Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Notes of such beneficial owners are credited.

         DTC has advised the Sponsor and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Notes.

         Definitive Notes will be issued to beneficial owners of the Notes, or their nominees, rather than to DTC, only if (a) the Sponsor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Sponsor or the Indenture Trustee is unable to locate a qualified successor; (b) the Sponsor, at its sole option, advises the Indenture Trustee that it elects to terminate a book-entry system through DTC; or (c) with the consent of the Insurer after the occurrence of an event of default under the Indenture, beneficial owners of the Notes having not less than 51% of the Voting Rights evidenced by the Notes advise the Indenture Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Securities through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. With respect to any date of determination, "Voting Rights" shall be allocated between the Class A Notes and the Class S Notes in the proportion of 98% to 2%. Voting Rights allocated to a Class of Notes shall be allocated among the Notes of such Class in accordance with their respective Percentage Interests.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all beneficial owners of the Notes through DTC of the occurrence of such event and the availability of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Notes and instructions for re-registration, the Indenture Trustee will issue the Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

Assignment of Mortgage Loans

         At the time of issuance of the Notes, the Sponsor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Loan Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Initial Cut-Off Date (except with respect to interest payments on the Initial Mortgage Loans, an amount equal to the Class A Note Rate, the Class S Note Rate, the Owner Trustee Fee, the Indenture Trustee Fee and the Premium Fee for 21 days). The Issuer will in turn pledge to the Trust under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. The Indenture Trustee will not have any obligation to make additional fundings under the Loan Agreements. The Indenture Trustee, concurrently with such pledge, will deliver the Notes on behalf of the Trust. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate. Subject to the following conditions, among others, Subsequent Mortgage Loans, to the extent of the availability thereof and the availability of sufficient Principal Collections on deposit in the Funding Account, will be sold to the Trust on or before the last Distribution Date of the Funding Period and (i) must meet the general criteria for eligibility in accordance with the terms of the Sale and Servicing Agreement (other than statistical information relating to the Initial Mortgage Loans or Eligible Substitute Mortgage Loans); and (ii) must be selected by the Servicer in a manner it believes will not materially adversely affect the Noteholders or the Insurer.

         The Sale and Servicing Agreement will require that on or prior to the Closing Date, the Servicer deliver to the Indenture Trustee (or a custodian, as the Indenture Trustee's agent for such purpose) the Mortgage Notes endorsed in blank to the Indenture Trustee on behalf of the Trust and the Related Documents. In lieu of delivery of original mortgages, the Servicer may deliver true and correct copies thereof which with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

         Under the terms of the Sale and Servicing Agreement, the Sponsor will have 30 days after the Closing Date to prepare and submit for recordation assignments of the mortgages related to each Mortgage Loan in favor of the Indenture Trustee.

         Within 90 days of the Closing Date with respect to the Initial Mortgage

Loans or 90 days of the transfer to the Trust of the Subsequent Mortgage Loans, the Indenture Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Indenture Trustee, the Sponsor will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Certificateholders' Interest. If the deduction would cause the Certificateholders' Interest to become less than the Minimum Certificateholders' Interest at such time (a "Transfer Deficiency"), the Sponsor will be obligated to either substitute an Eligible Substitute Mortgage Loan (as defined below) or to make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Certificateholders' Interest would be reduced to less than the Minimum Certificateholders' Interest at such time plus an amount equal to all accrued but unpaid interest on such removed Mortgage Loan. Any such deduction or deposit will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Sponsor to accept a transfer of a Defective Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Noteholders.

         An "Eligible Substitute Mortgage Loan" is a home equity loan substituted by the Sponsor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or, in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not more than 115%, of the Transfer Deficiency, if any, relating to such Defective Mortgage Loan, (ii) except for HELOCs still in their teaser period, have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 4.00% in excess of the Loan Rate of such Defective HELOC; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same date on which the Defective HELOC's interest rate adjusts (the "Interest Rate Adjustment Date"); (iv) except for HELOC still in their teaser period, have a Margin that is not less than the Margin of the Defective HELOC and not more than 100 basis points higher than the Margin for the Defective HELOC; (v) have a mortgage of the same or higher level of priority as the Mortgage Loan relating to the Defective Mortgage Loan at the time such Mortgage Loan was transferred to the Trust; (vi) have a remaining term to maturity not more than 120 months earlier and not more than 180 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution); and (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan.

         The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Sponsor will represent and warrant on the Closing Date that at the time of transfer to the Trust, the Sponsor has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders or the Insurer in the related Mortgage Loan and Related Documents, the

Sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth for the transfer of a Defective Mortgage Loan in the preceding paragraph will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty.

         Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Amendments to Credit Line Agreements

         Subject to applicable law, the Servicer may change the terms of the Loan Agreements at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer, and (ii) are consistent with prudent business practice. In addition, the Sale and Servicing Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related HELOC or reduce the Margin for such HELOC.

Optional Retransfers of Mortgage Loans to the Sponsor

         Subject to the conditions specified in the Sale and Servicing Agreement, on any Distribution Date the Sponsor may, but shall not be obligated to, designate for removal on such Distribution Date (the "Transfer Date") from the Trust, certain Mortgage Loans without notice to the Securityholders. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Sale and Servicing Agreement, including: (i) the Certificateholders' Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Certificateholders' Interest; (ii) the Sponsor shall have delivered to the Indenture Trustee a Mortgage Loan Schedule containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Sponsor shall represent and warrant that no selection procedures which the Sponsor reasonably believes are adverse to the interests of the Noteholders or the Insurer were used by the Sponsor in selecting such Mortgage Loans; (iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall have notified the Indenture Trustee or the Insurer in writing that such transfer would not result in a reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy; (v) the proposed retransfer shall not cause a Rapid Amortization Event to occur; (vi) the Rapid Amortization Period shall not have commenced; and (vii) the Sponsor shall have delivered to the Indenture Trustee and the Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above. In certain circumstances where the removal of such Mortgage Loans results in the

Certificateholders' Interest being reduced below the Minimum Certificateholders' Interest, the Sponsor shall be permitted to remove such Mortgage Loans only if the Sponsor deposits the Reimbursement Amount in the Collection Account; the Sponsor shall not remove such Mortgage Loans if the Reimbursement Amount would exceed $100,000.

Payments on Mortgage Loans; Deposits to Collection Account; Deposits to Funding Account

         The Indenture Trustee shall establish and maintain the Collection Account for the benefit of the Noteholders, the Insurer and the Sponsor, as their interests may appear. The Collection Account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two Business Days of receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments maturing no later than one Business Day prior to the next Distribution Date or on such Distribution Date if approved by the Rating Agencies and the Insurer. Not later than the Determination Date, the Servicer will notify the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

         The Funding Account will be an Eligible Account established with the Indenture Trustee on the Closing Date. Amounts deposited into the Funding Account will be invested in Eligible Investments at the direction of the Servicer maturing no later than one Business Day prior to the related Distribution Date or on the related Distribution Date if approved by the Rating Agencies and the Insurer. All income or gain realized from any investment in Eligible Investments shall constitute part of Noteholders' Interest Collections. On each Distribution Date during the Funding Period, the Scheduled Principal Collections Distribution Amount for such Distribution Date will be deposited in the Funding Account and may be applied by the Indenture Trustee (i) as payment to the Sponsor of an amount equal to the Additional Balances previously acquired by the Trust and for which the Sponsor has not previously been paid, (ii) from any remaining amount on deposit in the Funding Account on such Distribution Date, to the purchase of Subsequent Mortgage Loans and (iii) on the September 1998 Distribution Date, for payment of the Remaining Funding Amount. In the event that not all Principal Collections on deposit in the Funding Account have been so applied on the last Distribution Date of the Funding Period, the remaining amount of Principal Collections on deposit in the Funding Account will be distributed to the Class A Noteholders as a payment of principal on such last Distribution Date.

         An "Eligible Account" is an account that is (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein have the highest short-term debt rating by Standard & Poor's and Moody's, (ii) one or more accounts maintained with a depository institution whose long term unsecured debt rating by Standard & Poor's and Moody's is at least investment grade and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Indenture Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Indenture Trustee, without reduction or withdrawal of their then current ratings of the Notes without regard to the Policy.

         Eligible Investments are specified in the Indenture and may also include investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Notes.

Allocations and Collections

         All collections on the Mortgage Loans will generally be allocated in accordance with the Loan Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, Interest Collections will be equal to the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds and insurance proceeds allocated to interest pursuant to the terms of the Loan Agreements and earnings received on funds on deposit in the Funding Account, less Servicing Fees for the related Collection Period.

         As to any Distribution Date, Principal Collections will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds and insurance proceeds, allocated to principal pursuant to the terms of the Loan Agreements and (ii) any Transfer Deposit Amounts. Net Liquidation Proceeds with respect to a Mortgage Loan are equal to the Liquidation Proceeds and insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan, and accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

         With respect to any Distribution Date, the Noteholders' Interest Collections will equal the product of (i) Interest Collections for such Distribution Date and (ii) the Floating Allocation Percentage. With respect to any Distribution Date, the Floating Allocation Percentage is the percentage equivalent of a fraction determined by dividing (a) the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by (b) the sum as of the beginning of the related Collection Period of (i) the Pool Balance (adjusted for any Mortgage Loans removed from the Trust or Additional Balances added to the Trust during the prior Collection Period) and (ii) amounts on deposit in the Funding Account. The remaining amount of Interest Collections will be allocated to the

Certificateholders' Interest.

         Principal Collections will be allocated between the Noteholders and the Certificateholders ("Noteholders' Principal Collections" and
"Certificateholders' Principal Collections", respectively) as described herein.

         The Indenture Trustee will deposit any amounts drawn under the Policy into the Collection Account.

Distributions on the Notes

         Beginning with the first Distribution Date (which will occur on April 15, 1998), distributions on the Notes will be made by the Indenture Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Notes are registered at the close of business on the day prior to each Distribution Date or, if the Notes are no longer Book-Entry Notes, at the close of business on the Record Date. Distribution Date means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Noteholder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Noteholders of such final distribution. For purposes of the Indenture, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York State or California are required or authorized by law to be closed.

         Application of Interest Collections. On each Distribution Date, the Indenture Trustee or the Paying Agent will apply the Noteholders' Interest Collections, amounts transferred from the Capitalized Interest Account, and amounts transferred from the Spread Account in accordance with the Indenture in the following manner and order of priority:

(i) for the accrued interest at the Class A Note Rate due and any overdue accrued interest (with interest thereon to the extent permitted by law) (other than Deferred Interest) on the Note Principal Balance of the Class A Notes;

(ii) as payment for the accrued interest at the Class A Note Rate due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Class S Notional Amount;

(iii) to pay Class A Noteholders the Noteholders' Loss Amount for such Distribution Date;

(iv) as payment for any Noteholders' Loss Amount for a previous Distribution Date that was not previously (a) funded by Noteholders' Interest Collections including amounts transferred from the Capitalized Interest Account, (b) funded by Interest Collections and Principal Collections allocable to the Certificateholders' Interest or reallocated to the

     Certificateholders' Interest up to the Certificateholders' Subordinated Amount as described below, (c) absorbed by the Overcollateralization Amount, (d) funded by amounts on deposit in the Spread Account, or (e) funded by draws on the Policy;

(v)   as payment to the Insurer for the monthly premium for the Policy;

(vi) to reimburse prior draws made from the Policy (with interest thereon);

(vii)to deposit to the Spread Account for the benefit of the Insurer and Noteholders pursuant to the Indenture and the Insurance Agreement until the funds on deposit therein equal 0.25% of the Original Funded Balance;

(viii) to pay principal on the Class A Notes until the Invested Amount exceeds the Note Principal Balance by the Required Overcollateralization Amount (the aggregate of amounts, if any, paid pursuant to this clause (viii) being referred to herein as the "Accelerated Principal Distribution Amount");

(ix) to pay any other amounts owed to the Insurer pursuant to the Insurance Agreement;

(x) as payment to the Indenture Trustee for its fee for services rendered pursuant to the Indenture and as payment to the Owner Trustee for its fees for services rendered pursuant to the Trust Agreement;

(xi) to pay certain amounts that may be required to be paid to the Servicer pursuant to the Sale and Servicing Agreement;

(xii) to pay Deferred Interest on the Class A Notes and interest thereon at the Class A Note Rate;

(xiii) to pay a fee to the Manager (the "Management Fee") pursuant to the Management Agreement (the "Management Agreement") dated as of March 1, 1998 between Headlands Mortgage Company, as Manager and the Trust; and

(xiv)to the Certificateholders, which shall initially be the Sponsor, to the extent permitted as described herein.

         The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Note Principal Balance on such day. Payments to Noteholders pursuant to clauses (i), (ii) and (xii) will be interest payments on the Notes. Payments to Noteholders pursuant to clauses (iii) and (iv) will be principal payments on the Notes and will therefore reduce the Note Principal Balance and the Invested Amount; however, payments pursuant to clause (viii) will reduce the Note Principal Balance but will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy. The "Required Overcollateralization Amount" as of any Distribution Date is an amount equal to the excess of (a) the "Spread Account Maximum" (as defined in the Insurance Agreement) as of such

Distribution Date over (b) the sum of (i) the Certificateholders' Subordinated Amount as of such Distribution Date and (ii) the amount of funds on deposit in the Spread Account as of such Distribution Date.

         To the extent that Noteholders' Interest Collections are applied to pay the interest on the Notes, available Noteholders' Interest Collections may be insufficient to cover Noteholders' Loss Amounts. If such insufficiency exists after (i) giving effect to the distribution, if any, of principal to the Class A Noteholders on such Distribution Date (including the application of collections otherwise allocable to the Certificateholders' Interest and all withdrawals from the Spread Account) and (ii) the Certificateholders' Subordinated Amount has been reduced to zero, then if the Note Principal Balance as of such Distribution Date exceeds the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Noteholders' Loss Amount" shall be the product of the Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

         A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Sale and Servicing Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. Except as otherwise specified herein, the Noteholders' Loss Amount will be allocated to the Noteholders.

         Interest will be distributed on each Distribution Date at the Note Rate for the related Interest Period. The Note Rate for the Class S Notes for any Distribution Date will equal 1.25% per annum. The Note Rate for the Class A Notes for a Distribution Date will generally equal the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) 0.20% per annum. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Class A Notes on any Distribution Date exceed the Maximum Rate. To the extent the Maximum Rate is less than the Class A Note Rate, the deficiency will be deferred and payable as Deferred Interest. In certain circumstances, the addition of Subsequent Mortgage Loans to the Trust may result in the Class A Note Rate exceeding the Maximum Rate.

         Interest on the Class A Notes in respect of any Distribution Date will accrue on the Note Principal Balance, or the Class S Notional Amount in the case of the Class S Notes, from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Notes through the day preceding such Distribution Date (each such period, an "Interest

Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Noteholders' Interest Collections, transfers from the Capitalized Interest Account and from collections allocable to the Certificateholders' Interest up to the then outstanding Certificateholders' Subordinated Amount and, if necessary, from draws on the Spread Account and on the Policy.

         Calculation of the LIBOR Rate. On the second LIBOR Business Day prior to each Distribution Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Sponsor after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be two major banks that are engaged in transactions in the London interbank market, selected by the Sponsor after consultation with the Indenture Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Indenture Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         Certificateholders' Collections. Except as otherwise provided herein, collections that are not distributed to Noteholders or deposited into the Funding Account ("Certificateholders' Collections") will be distributed to the Certificates only to the extent that such distribution will not reduce the amount of the Certificateholders' Interest as of the related Distribution Date below the Minimum Certificateholders'

Interest. Amounts of the Certificateholders' Collections not distributed to the

Certificates because of such limitations will be retained in the Collection Account until the Certificateholders' Interest exceeds the Minimum Certificateholders' Interest, at which time such excess shall be released to the Certificates. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Class A Noteholders as a reduction of the Note Principal Balance.

         Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Noteholders may result in the Invested Amount being greater than the Note Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Liquidation Loss Amount that is allocated to Noteholders and is not covered by the excess interest or the Certificateholders' Subordinated Amount.

         Stepdown. On or after the Distribution Date occurring in March, 2004, the required targets for the Spread Account, Overcollateralization Amount and the Subordinated Certificateholders' Interest will be allowed to stepdown to the greater of (i) the sum of 0.50%, 1.50% and 4.00% respectively of the Principal Balance as of the related Collection Period subject to certain tests in the Insurance Agreement and (ii) 0.50% of the Original Funded Balance.

          Distributions of Principal Collections. During the Funding Period, the Scheduled Principal Collections Distribution Amount will be deposited into the Funding Account. During the Funding Period no amount of Principal Collections will be distributed to the Class A Noteholders. On the Distribution Date in September 1998, the Remaining Funding Amount will be distributed to Noteholders and Certificateholders in the proportions set forth in "Allocations and Collections". In the event that not all of the Principal Collections remaining on deposit in the Funding Account have been used to acquire Additional Balances or Subsequent Mortgage Loans on the last Distribution Date of the Funding Period, then such Principal Collections will be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Noteholders as a payment of principal. During the Managed Amortization Period, the amount of Principal Collections payable to Noteholders as of each Distribution Date will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date, the Scheduled Principal Collections Distribution Amount shall equal the lesser of
(i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date, the Maximum Principal Payment will be equal to the product of the Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the Alternative Principal Payment will equal the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

         During the Rapid Amortization Period, the amount of Principal Collections payable to Class A Noteholders on each Distribution Date will be equal to the Maximum Principal Payment.

         Distributions of Principal Collections based upon the Fixed Allocation Percentage may result in distributions of principal to Class A Noteholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Class A Noteholders will be allocated to the Certificateholders' Interest. The aggregate distributions of principal to the Class A Noteholders will not exceed the Original Class A Note Principal Balance.

         In addition, to the extent of funds available therefor (including funds on deposit in the Spread Account and funds available under the Policy), on the Distribution Date in March 2025, Class A Noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance.

         The Paying Agent. The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Noteholders.

Limited Subordination of Certificateholders' Interest

         If Noteholders' Interest Collections, and funds payable from the Capitalized Interest Account on any Distribution Date are insufficient to pay
(i) accrued interest due and any overdue accrued interest (with interest thereon) (other than Deferred Interest) on the Notes and (ii) the Noteholders' Loss Amount on such Distribution Date (such insufficiency being the "Required Amount"), a portion of the Interest Collections and Principal Collections allocable to the Certificateholders' Interest (but not in excess of the then outstanding Certificateholders' Subordinated Amount, determined as provided herein) will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause (ii) above not covered by such collections will be reallocated to the Certificateholders' Interest, thereby reducing the Certificateholders' Interest (up to the remaining Certificateholders' Subordinated Amount and not in excess of the Noteholders' Loss Amounts). If such Noteholders' Interest Collections and funds payable from the Capitalized Interest Account plus the amount of collections allocable to the Certificateholders' Interest which have been so applied to cover the Required Amount are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amounts by which interest owed to the Class A Noteholders at the Class A Note Rate and to the Class S Noteholders at the Class S Note Rate exceeds Noteholders' Interest Collections, amounts payable from the Capitalized Interest Account, collections allocable to the Certificateholders' Interest applied to cover the Required Amount and amounts on deposit in the Spread Account. In addition, if on any Distribution Date on or after the Certificateholders' Subordinated Amount is reduced to zero, the Note Principal Balance exceeds the Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Class A Notes on such Distribution Date including amounts payable from the Spread Account), a draw will be made on the Policy in the amount of such excess for such Distribution Date. After the

Certificateholders' Subordinated Amount has been reduced to zero, the Required Amount will no longer be supported by the Certificateholders' Subordinated Amount as described above.

         To the extent the Original Class A Note Principal Balance less all principal payments actually distributed to Noteholders exceeds the Invested Amount on a Distribution Date in accordance with the terms of the Policy when the Certificateholders' Subordinated Amount is equal to zero, a draw will be made upon the Policy to cover such shortfall in principal to the extent available under the Policy. See "The Policy."

         With respect to any Distribution Date, the "Certificateholders' Subordinated Amount" equals $3,910,620.04 minus (i) the aggregate amount of principal and interest collections allocable to the Certificateholders' Interest that have previously been distributed to the Class A Noteholders to cover a Required Amount as described above and (ii) the aggregate amount of the Noteholders' Loss Amounts that have previously been reallocated to the Certificateholders' Interest as described above; provided that the Certificateholders' Subordinated Amount shall not be less the zero. The Certificateholders' Subordinated Amount at any time may also be further reduced if such reduction is consented to by both the Rating Agencies and the Insurer and certain other conditions are satisfied.

Capitalized Interest Account

         On the Closing Date an amount equal to $1,109,024.69 will be deposited into an account in the name of the Indenture Trustee on behalf of the Trust (the "Capitalized Interest Account"). On each of the first six Distribution Dates, amounts in the Capitalized Interest Account in excess of the product of (a) $1,109,024.69 and (b) a fraction, the numerator of which is the Remaining Funding Amount on such Distribution Date and the denominator of which is the Initial Funding Deposit will be deposited into the Collection Account to be applied in accordance with the priority of payments set forth in "Collections". Any amounts remaining in the Capitalized Interest Account on the sixth Distribution Date will be deposited in the Collection Account for distribution. Any interest shortfalls resulting from the deposit in the Funding Account of the Remaining Funding Amount shall be covered by a withdrawal from the Capitalized Interest

Account to the extent there are sufficient funds available for such withdrawal. Amounts on deposit in the Capitalized Interest Account shall be invested in Eligible Investments at the direction of the Servicer.

Rapid Amortization Events

         As described above, the Managed Amortization Period will continue through and including the Distribution Date in March 2004, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. The "Rapid Amortization Period" is the period commencing on the earlier of (x) the end of the Managed

Amortization Period and (y) the day, if any, upon which a Rapid Amortization Event occurs and concluding upon termination of the Trust. A "Rapid Amortization Event" refers to any of the following events:

     (a) failure on the part of the Company, the Servicer or the Sponsor (i) to make a payment or deposit required under the Sale and Servicing Agreement or the Insurance Agreement within two Business Days after notification that such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Company, the Servicer or of the Sponsor set forth in the Sale and Servicing Agreement or the Insurance Agreement, which failure continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the Company, the Servicer or the Sponsor in the Sale and Servicing Agreement or the Insurance Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Securityholders or the Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Company, the Servicer or the Sponsor has purchased the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Insurer) in accordance with the provisions of the Sale and Servicing Agreement;

     (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Company, the Sponsor or relating to the Trust;

     (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     (e) the aggregate of all draws under the Policy exceeds 1% of the Original Funded Balance;

     (f) the default in payment of any interest, principal or any installment of principal on any Note when the same becomes due and payable, if such default shall continue for a period of five days;

     (g) the aggregate net worth of the Company falls below $32 million; and

     (h) a Servicer Termination Delinquency Rate Trigger or Servicer Termination Loss Trigger, as those terms are defined in the Insurance Agreement, has occurred and is continuing.

         In the case of any event described above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either (i) the Indenture Trustee or Noteholders holding Notes evidencing in the aggregate more than 51% of the Voting Rights, with the consent of the Insurer, or (ii) the Insurer (so long as there is no default by the Insurer in the performance of its obligations under the Policy), by written notice to the Servicer (and to the Indenture Trustee, if given by the Noteholders) declare that a Rapid Amortization Event has occurred as of the date of such notice; provided that with respect to clauses, (c), (d) and (e) a Rapid Amortization Event shall occur immediately upon the occurrence of such, without any such notice.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the Sponsor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Sponsor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, the Sponsor will immediately cease to transfer Additional Balances to the Trust and the Sponsor will promptly give notice to the Indenture Trustee, the Owner Trustee and the Insurer of any such filing or appointment. Within 15 days, the Indenture Trustee will publish a notice of the liquidation or the filing or appointment stating that the Indenture Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Noteholders evidencing in the aggregate more than 51% of the Voting Rights, the Indenture Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans to a purchaser in a commercially reasonable manner and on commercially reasonable terms; provided, however, that the Insurer's consent to the terms of any such sale shall be required, which consent shall not be unreasonably withheld. Any proceeds will be treated as collections allocable to the Noteholders and will be distributed to the Noteholders on the date such proceeds are received (the "Dissolution Distribution Date"). The proceeds from the sale, disposition or liquidation of the Mortgage Loans will first be paid to the Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Insurer pursuant to the Insurance Agreement.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Sponsor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Sponsor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

Reports to Noteholders

         Concurrently with each distribution to the Noteholders, the Servicer will forward to the Indenture Trustee for mailing to such Noteholder a statement setting forth among other items:

                  (i) the Floating Allocation Percentage for the preceding Collection Period;

                  (ii) the amount being distributed to each Class of Noteholders;

                  (iii) the amount of interest included in such distribution and the related Note Rate;


                  (iv) the amount, if any, of overdue accrued interest and Deferred Interest included in such distribution (and the amount of interest thereon);

                  (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

                  (vi) the amount, if any, of principal included in such distribution;

                  (vii)the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

                  (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution and the amount, if any, of Liquidation Loss Amounts with respect to the related Collection Period;

                  (ix) the Servicing Fee for such Distribution Date;

                  (x) the Invested Amount, the Note Principal Balance and the Class S Notional Amount, each after giving effect to such distribution;

                  (xi) the Pool Balance as of the end of the preceding Collection Period;

                  (xii)the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

                  (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

                  (xiv) the amount of any draws on the Policy;

                  (xv) the amount, if any, on deposit in the Spread Account and the amount, if any, transferred from the Spread Account in respect of such Distribution Date;

                  (xvi)the amount of losses, if any, allocated against the Certificateholders' Subordinated Amount on such Distribution Date and the amount, if any, of the remaining Certificateholders' Subordinated Amount (after making distributions in respect of such Distribution
         Date).

         In the case of information furnished pursuant to clauses (iii), (iv),
(v) and (vi) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 denomination.


         Within 60 days after the end of each full calendar year beginning with 1998, the Servicer will be required to forward to the Indenture Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for the prior calendar year.

Collection and Other Servicing Procedures on Mortgage Loans

         The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Sale and Servicing Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

Hazard Insurance

         The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account net of certain amounts as indicated in the Sale and Servicing Agreement. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted Mortgage Loans

         The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Sale and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Noteholders or the Sponsor.

Servicing Compensation and Payment of Expenses

         With respect to each Collection Period, the Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately 0.50% per annum on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-Off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

         The Servicer will pay certain ongoing expenses associated with the

Trust and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related Net Liquidation Proceeds.

Evidence as to Compliance

         The Sale and Servicing Agreement provides for delivery on or before March 31 in each year, beginning in March 31, 1999, to the Indenture Trustee and the Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, 1999, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Sponsor) to the Indenture Trustee, the Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Sale and Servicing Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Sale and Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Servicer and the Sponsor

         The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, (i) unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Insurer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee and the Insurer and;
(b) the Rating Agencies have confirmed to the Indenture Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Notes without regard to the Policy. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Sale and Servicing Agreement.

         The Servicer may perform any of its duties and obligations under the Sale and Servicing Agreement through one or more subservicers or delegates acceptable to the Insurer, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Indenture Trustee and the Noteholders for the Servicer's duties and obligations under the Sale and Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

         The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Sale and Servicing Agreement. Under the Sale and Servicing Agreement, the Sponsor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Sale and Servicing Agreement (other than losses resulting from defaults under the Mortgage Loans). The Sale and Servicing Agreement provides that neither the Sponsor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Indenture Trustee, the Noteholders or any other person for any action taken or for refraining from taking any action pursuant to the Sale and Servicing Agreement. However, neither the Sponsor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Sponsor or the Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Sale and Servicing Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Securityholders thereunder.

         Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Sale and Servicing Agreement to the contrary notwithstanding.

Events of Servicing Termination

         "Events of Servicing Termination" will consist of: (i) any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the Sale and Servicing Agreement or to make any payment required to be made under the Insurance Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Noteholders evidencing an aggregate, of at least 25% of the Voting Rights; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and

Servicing Agreement which, in each case, materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Noteholders evidencing an aggregate of at least 25% of the Voting Rights;
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (each an "Insolvency Event"); or (iv) any Event of Servicing Termination, as defined in the Insurance Agreement, has occurred and is continuing. Under certain other circumstances, the Insurer may deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Sale and Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five Business Days or referred to under clause (ii) above for a period of 60 days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Indenture Trustee, the Sponsor, the Insurer and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

         So long as an Event of Servicing Termination remains unremedied, either
(i) the Indenture Trustee, or Noteholders evidencing an aggregate of at least 51% of the Voting Rights in each case with the consent of the Insurer or (ii) the Insurer, may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of at least $15,000,000 and acceptable to the Insurer to act as successor to the Servicer under the Sale and Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Indenture Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

         The Sale and Servicing Agreement may be amended from time to time by the Sponsor, the Servicer and the Indenture Trustee and with the consent of the Insurer, but without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Sale and Servicing Agreement, to add to the duties of the Sponsor or the Servicer or to add or amend any provisions of the Sale and Servicing Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Sponsor, the Indenture Trustee nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement or the Policy which shall not be inconsistent with the provisions of the Sale and Servicing Agreement or to comply with any requirement imposed by the Code; provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or the Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Noteholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Notes, without regard to the Policy. The Sale and Servicing Agreement may also be amended from time to time by the Sponsor, the Servicer, and the Indenture Trustee, with the consent of Noteholders evidencing an aggregate of at least 51% of the Voting Rights and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Notes or distributions or payments under the Policy which are required to be made on any Note without the consent of the holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes then outstanding or (iii) adversely affect in any material respect the interest of the Insurer.

Termination; Retirement of the Notes

         The Trust will generally terminate on the later of (A) the Distribution Date immediately following the payment in full of all amounts owing to the Insurer and (B) the earliest of (i) the Distribution Date on which the Note Principal Balance has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Distribution Date immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date immediately following the redemption by the Sponsor of the Notes, as described below and (iv) the Distribution Date in March 2025.

         The Trust Property will be subject to optional repurchase by the Sponsor on any Distribution Date after the Note Principal Balance is reduced to an amount less than or equal to 10% of the Original Class A Note Principal Balance and all amounts due and owing to the Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. Any such optional repurchase will cause a redemption of the Notes outstanding at the time. The repurchase price will be equal to the sum of the outstanding Note Principal Balance and accrued and unpaid interest thereon at the respective Note Rates through the day preceding the final Distribution Date and interest accrued on any unpaid interest, to the extent legally permissible, together with all amounts due and owing to the Insurer and unreimbursed draws on the Policy. In the event that the Sponsor does not elect to redeem the Trust Property, On the first Distribution Date after the Clean-up Call Date, the Class A Note Rate shall become One-month LIBOR plus 0.40%. In no event, however, will the Trust created by the Trust Agreement continue for more than 21 years after the death of certain individuals named in the Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Noteholder, and the final distribution will be made only upon surrender and cancellation of the Notes at an office or agency designated by the Indenture Trustee which will be specified in the notice of termination.

         In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Sponsor. See "Rapid Amortization Events" herein.

         No holder of a Note will have any right under the Indenture to institute any proceeding with respect to the Indenture unless such holder previously has given to the Indenture Trustee written notice of default and unless Noteholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Note Principal Balance have made written requests upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding. The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes will be applied by the Sponsor toward the purchase of the Mortgage Loans and the Subsequent Mortgage Loans. The Company will use the proceeds from the sale of the Mortgage Loans to the Sponsor to pay down warehouse lines and for general corporate purposes.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Note Owners in light of their personal investment circumstances or to certain types of Note Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

Characterization of the Notes as Indebtedness

         Based on the application of existing law to the facts as set forth in the Indenture and other relevant documents and factors and assuming compliance with the terms of the Indenture as in effect on the date of issuance of the Notes, Dewey Ballantine LLP, special tax counsel to the Sponsor and counsel to the Underwriter ("Tax Counsel"), is of the opinion that, based on the application of existing law to the facts as set forth in the Indenture and other relevant documents and such investigations as it deemed appropriate, the Notes will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Notes will be treated as described herein.

         The Sponsor and the Noteholders express in the Indenture their intent that, for applicable tax purposes, the Notes will be indebtedness secured by the Mortgage Loans. The Sponsor and the Noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. Investors should be aware that no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation. Because different criteria are used to determine the non-tax accounting characterization of the transaction, the Sponsor intends to treat this transaction as a sale of an interest in the Principal Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors including the Sponsor's economic analyses with respect to the transaction in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Sponsor and has not been transferred to the Note Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel believes that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of Note Owners

         Interest Income on the Notes. As a general rule, interest paid or accrued on the Notes will be treated as ordinary income to the holders thereof. A Noteholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Notes in ordinary income as such interest accrues, while a Noteholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder. The following discussion is based in part on the rules governing "original issue discount" ("OID") which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Notes.

         It is anticipated that the Class A Notes will not be issued with OID within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect thereto. If the Class A Notes were issued at more than a de minimis discount, however, such Notes would be treated as issued with OID for federal income tax purposes. The amount of OID on a Class A Note will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The Class S Notes will be issued with OID within the meaning of section 1273(a) of the Code. Payments of interest on the Class S Notes will not be treated as "qualified stated interest," as defined below. Holders of the Class S Notes should be aware that for federal income tax purposes they must include in gross income OID as it accrues under a method that takes account of the compounding of interest, generally in advance of receipt of the cash attributable to such income. The Indenture Trustee will supply, at the time and in the manner required by the IRS to holders of Class S Notes information with respect to the OID accruing on such Notes.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. The issue price of a
Note is the first price at which a substantial amount of Notes is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Note also includes the amount paid by an initial Noteholder for accrued interest that relates to a period prior to the issue date of the Note. The stated redemption price at maturity of the Class S Notes is equal to the sum of all distributions to be made under such Notes. The stated redemption price at maturity of a Class A Note includes the original principal amount of the Note, but generally will not include distributions of interest if such distributions constitute qualified stated interest.

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Note. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Because the Class A Notes will not be entitled to penalty payments of interest on interest deficiencies other than interest at the coupon rate on the amount of such deficiencies and do not provide for default or acceleration rights in the event of interest shortfalls, the interest payments on the Class A Notes may not be treated by the IRS as qualified stated interest, and in such event, the interest payments would be taxed as OID. Holders of Class A Notes should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Class A Note. While the tax treatment of interest on the Class A Notes is not entirely clear, the Trust intends to treat the stated interest on the Class A Notes as qualified stated interest for OID purposes.

         A Holder of a Note treated as issued with OID is required to include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. Generally, the amount of OID includible in income of a Noteholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Note and the adjusted issue price of the Note at the beginning of the accrual period, reduced by any payments of qualified stated interest during such accrual period. The adjusted issue price at the beginning of an accrual period is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by Noteholders is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period for such Notes is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Notes as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Notes, over the adjusted issue price of the Notes at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Noteholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that Mortgage Loans will be prepaid at that rate or at any other rate.

         A subsequent holder of a Note will also be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Variable Rate Notes. Because the Class A Notes bear interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the present value of all payments remaining to be made on such Notes should be calculated as if the interest index remained at its value as of the issue date of such Notes. Because the proper method of adjusting accruals of OID on a variable rate Note is uncertain, holders of variable rate Notes should consult their own tax advisors regarding the appropriate treatment of such Notes for federal income tax purposes.

         Market Discount. Noteholders should be aware that the resale of a Note may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Note at a market discount (i.e., at a price below its "adjusted issue price") and thereafter recognizes gain upon a disposition of the Note, the lesser of such gain or the portion of the market discount that accrued while the Note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may instead elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

         Premium. A Noteholder who purchases a Note for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the Noteholder may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the Note. If the Noteholder does not make such an election, the premium paid for the Note generally will be included in the tax basis of the Note in determining the gain or loss on its disposition.

         Election to Treat all Interest as Original Issue Discount. The OID

Regulations permit a holder of a Note to elect to accrue all interest, discount (including de minimis market or original issue discount) in income (as adjusted by any amortizable premium) as interest, based on a constant yield method. If such an election were to be made with respect to a Note with market discount, the holder of the Note would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a Note that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest and discount on a constant yield method with respect to a Note is irrevocable.

         Each Noteholder should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

Possible Classification of the Trust as a Partnership or Association Taxable as a Corporation

         Although, as described above, it is the opinion of Tax Counsel that the Notes are properly characterized as debt for federal income tax purposes, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Notes constitutes a sale of the Mortgage Loans (or an interest therein) to the Note Owners and that the proper classification of the legal relationship between the Sponsor and the Note Owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Note Owners. Cash distributions to the Note Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership between the Note Owners and the Certificate Owners, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, each Certificate Owner and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner and the Certificate Owners could differ if the Notes were held to constitute partnership interests rather than indebtedness.

         The Sponsor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Notes were not treated as indebtedness.

Possible Classification of the Class S Notes as a Notional Principal Contracts

         Although, as described above, it is the opinion of Tax Counsel that the Notes are properly characterized as debt for federal income tax purposes, it is possible that the IRS could assert that the Class S Notes constitute notional principal contracts ("NPC") under applicable Treasury regulations (the "NPC Regulations").

         If it were determined that the Class S Notes were NPC, certain timing differences would result respecting the inclusion in gross income of payments by the Noteholder of such Notes. Instead of including payments in gross income in accordance with the constant yield method as prescribed by the OID Regulations, a Noteholder of the Class S Notes would be required pursuant to the NPC Regulations to include such payments in gross income ratably (i.e., dividing the total amount of payments by the number of days in the taxable year). As a result, slightly more income would be included in the earlier years with an offsetting decrease in the amount included in the later years. In addition, it is possible under the NPC Regulations that the Class S Notes could be treated as a swap combined with a loan, with payments under the swap portion treated as described above and payments under the loan treated as interest. Noteholders should consult their own tax advisors regarding the appropriate treatment of such Notes for federal income tax purposes.

Possible Classification as a Taxable Mortgage Pool

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the Indenture, as in effect on the date of issuance, are complied with, although this matter is not free from doubt, Tax Counsel is of the opinion that the arrangement created by the Indenture will not be a taxable mortgage pool under Section 7701(i) of the Code because although two classes of indebtedness secured by the Mortgage Loans are being issued by the Trust, both classes should be regarded as having the same maturity since neither class will be outstanding beyond the period the other is outstanding. Investors should be aware, however, that neither the Code, the Treasury regulations issued under the Code with respect to taxable mortgage pools, nor any other relevant authority defines the term "maturity" for this purpose.

         Following the issuance of the Notes, the Sponsor anticipates issuing instruments (each, an "Instrument") entitling the holder thereof to receive payments under certain circumstances. The original purchasers of the Class S Notes will be given the opportunity to purchase such Instrument from the

Sponsor. The IRS could take the position that the Trust and the Instruments should be viewed as one arrangement for purposes of applying the taxable mortgage pool rules. Because the Instruments will have the same maturity as the Notes, such a recharacterization will not cause the Trust to be treated as a taxable mortgage pool, although such conclusion is not free from doubt.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Indenture is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax would likely reduce amounts available for distributions to Note Owners. The amount of such a tax would depend upon whether distributions to Note Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Foreign Investors

         In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification.

         If the interests of the Note Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner also would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         If it were determined that the Class S Notes were NPC, certain differences may occur in the application of sourcing rules and treaty benefits. Noteholders should consult their own tax advisors regarding the appropriate treatment of such Notes for federal income tax purposes of any applicable income tax treaty.

         If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

         The Small Business Job Protection Act of 1996 changed the definition of a "foreign" trust. Under prior law, the definition was based on whether a trust's foreign source income would be subject to U.S. tax. The new definition contains two objective requirements which, if satisfied, will cause a trust to be treated as a U.S. trust. It looks first to whether the trust's administration is subject to a U.S. court's "primary supervision" and second to whether U.S. fiduciaries control all substantial decisions of the trust. If both these requirements are met, the trust is a U.S. trust. All other trusts are "foreign" trusts.

Backup Withholding

         Certain Note Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Notes if the Note Owners, upon issuance, failed to supply the Indenture Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, failed to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, failed to provide the Indenture Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Noteholder" of record is Cede, as nominee for DTC, Note Owners and the IRS will receive tax and other information including the amount of interest paid on the Notes owned from Participants and Indirect Participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest and payment with respect to OID (and principal) otherwise payable to the Noteholder, and remit the withheld amount to the IRS as a credit against the Noteholder's Federal income tax liability.

                                   STATE TAXES

         The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.


                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Sponsor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however, such plans may be subject to comparable state law restrictions.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated March 20, 1998 (the "Underwriting Agreement"), among the Company, the Sponsor and the Underwriter, the Sponsor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase the Notes from the Trust.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased.

         The Underwriter has informed the Sponsor that it proposes to offer the Notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

         The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the 1933 Act.

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriter may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the Underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Notes originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriter is not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Sponsor has been advised by the Underwriter that the Underwriter presently intends to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Notes.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for the Trust and the Sponsor by Tobin & Tobin, San Francisco, California, and for the Underwriter and with regard to the tax characterization of the Notes by Dewey Ballantine LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to issuance that the Class A and Class S Notes be rated "AAA" and "AAAr," respectively, by Standard & Poor's and "Aaa" by Moody's.

         A securities rating addresses the likelihood of the receipt by Noteholders of distributions on the Notes. However, the ratings of the Class A Notes do not address the timeliness or likelihood of the payment of Capitalized Interest. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Noteholders might realize a lower than anticipated yield.


         The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

                                                                     PAGE

1933 Act................................................................3
1934 Act................................................................3
Accelerated Principal Distribution Amount..........................12, 48
Ambac................................................................2, 4
Available Funds........................................................27
Available Funds Shortfall..............................................28
beneficial owner.......................................................42
Beneficial owners......................................................42
Benefit Plan.......................................................20, 65
BIF....................................................................46
Book-Entry Securities..................................................42
Business Day...........................................................47
CEDE...................................................................10
CEDEL...................................................................1
Certificateholders' Collections........................................49
Certificateholders' Interest............................................8
Certificateholders' Principal Collections..........................13, 47
Certificateholders' Subordinated Amount............................18, 51
Certificates............................................................1
Class A Note Rate.......................................................1
Class A Notes...........................................................1
Class S Note Rate....................................................1, 9
Class S Notes...........................................................1
Class S Notional Amount.................................................9
Clean-up Call Date.....................................................20
Closed-End Loans.....................................................1, 2
Closing Date...........................................................14
Code...................................................................59
Collection Account.....................................................13
Collection Period......................................................13
Combined Loan-to-Value Ratio............................................6
Commission..........................................................3, 26
Company..............................................................1, 4
Credit Limit........................................................6, 31
Credit Limit Utilization Rate...........................................7

Credit Line Agreements.................................................30
Cut-Off Date............................................................5
Cut-Off Date Principal Balance..........................................5
Defective Mortgage Loans...............................................45
Deferred Interest......................................................14
Definitive Note........................................................42
Determination Date.....................................................19
Dissolution Distribution Date..........................................53
Distribution Date.......................................................2
DTC.....................................................................1
Due Date................................................................7
Eligible Account.......................................................46
Eligible Substitute Mortgage Loan......................................44
Equity Interest........................................................65
Euroclear...............................................................1
Events of Servicing Termination........................................57
FICO...................................................................38

Financial Intermediary.................................................42
Fixed Allocation Percentage............................................13
Floating Allocation Percentage.........................................11
Funding Account........................................................15
Funding Period.........................................................14
Guaranteed Principal Distribution Amount...............................17
HELOCs...............................................................1, 2
Indenture...............................................................1
Indenture Trustee....................................................1, 4
Index Rate..............................................................6
Initial Closed-End Loans................................................4
Initial Cut-Off Date....................................................5
Initial HELOCs..........................................................4
Initial Mortgage Loans..................................................4
Insolvency Event.......................................................57
Instrument.............................................................63
Insured Payment........................................................16
Insurer..............................................................2, 4
Interest................................................................7
Interest Collections...................................................10
Interest Period....................................................14, 49
Interest Rate Adjustment Date..........................................44
Invested Amount.........................................................9
IRS....................................................................60
Issuer...............................................................1, 4
LIBOR Business Day.....................................................49
Liquidated Mortgage Loan...............................................49
Liquidation Loss Amount............................................13, 48
Liquidation Proceeds...................................................46
Loan Agreements........................................................31
Loan Rate............................................................6, 7
Managed Amortization Period............................................15

Management Agreement...................................................48
Management Fee.........................................................48
Manager................................................................12
Margin..................................................................6
Maximum Principal Payment..............................................15
Maximum Rate...........................................................14
Minimum Certificateholders' Interest....................................8
Moody's................................................................21
Mortgage Loan Schedule..............................................8, 43
Mortgage Loans......................................................1, 31
Mortgage Notes.........................................................30
Mortgaged Properties....................................................4
Net Liquidation Proceeds...............................................10
Note Owner.............................................................22
Note Principal Balance..................................................9
Note Rate...............................................................9
Note Registrar.........................................................41
Noteholders.........................................................7, 43
Noteholders' Interest Collections......................................10
Noteholders' Loss Amount...........................................13, 48
Noteholders' Principal Collections.....................................13
Notes...................................................................1
NPC....................................................................63
NPC Regulations........................................................63

OID....................................................................60
OID Regulations........................................................60
One-Month LIBOR.........................................................2
Original Class A Note Principal Balance.............................9, 10
Original Funded Balance.................................................8
Original Invested Amount................................................9
Original Pool Balance...................................................5
Overcollateralization Amount.......................................12, 48
Owner Trustee........................................................1, 4
Paying Agent...........................................................51
Percentage Interest....................................................10
Plan Assets Regulation.................................................65
Policy...........................................................2, 5, 27
Pool Balance............................................................5
Pool Factor............................................................41
Premium Fee.............................................................5
Prepayment Assumption..................................................61
Principal Balance.......................................................5
Principal Collections..................................................10
PTCE...................................................................65
Purchase Agreement......................................................6
Rapid Amortization Event...............................................52
Rapid Amortization Period..............................................52
Rating Agencies........................................................21
Record Date............................................................19

Reference Bank Rate....................................................49
Reimbursement Amount....................................................8
Related Documents......................................................43
Relief Act Shortfalls..................................................17
Remaining Funding Amount...............................................14
Required Amount....................................................17, 51
Required Overcollateralization Amount..................................48
SAIF...................................................................46
Sale and Servicing Agreement............................................6
Scheduled Principal Collections Distribution Amount....................15
Securities..............................................................1
Servicer................................................................4
Servicing Fee..........................................................19
Servicing Fee Rate.....................................................19
SMMEA..................................................................20
Sponsor..............................................................1, 4
Spread Account.........................................................11
Spread Account Maximum.................................................12
Standard & Poor's......................................................21
Stepdown...............................................................19
Subsequent Cut-Off Date.................................................5
Subsequent Mortgage Loans...............................................5
Tax Counsel........................................................20, 59
Telerate Screen Page 3750..............................................49
The Trust...............................................................4
Transfer Date..........................................................45
Transfer Deficiency....................................................44
Transfer Deposit Amount................................................44
Trust................................................................1, 4
Trust Agreement.........................................................1
Trust Property..........................................................4

Underwriter.............................................................1
Underwriting Agreement.................................................66
Underwriting Standards.................................................29
Voting Rights..........................................................43

                      (This page intentionally left blank)

                                   PROSPECTUS

                       HEADLANDS MORTGAGE SECURITIES INC.
                                     Sponsor

                             Asset Backed Securities
                              (Issuable in Series)

                               ------------------

     This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust (each, a "Trust Fund") established by Headlands Mortgage Securities Inc. (the "Sponsor") and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will consist of the following types of single family mortgage loans (the "Loans"): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties (the "Mortgage Loans"), (ii) closed-end loans (the "Closed End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans", and together with the Closed End Loans, the "Home Equity Loans") secured by first or subordinate liens on one- to four-family residential properties and (iii) home improvement installment sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"). The Trust Fund Assets will be acquired by the Sponsor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Sponsor, and conveyed by the Sponsor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See "Index of Defined Terms" on page 89 of this Prospectus for the location of the definitions of certain capitalized terms.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Sponsor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Sponsor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors--Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements--Termination; Optional Termination herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

                               ------------------



     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 14.

 THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND
  THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SPONSOR,
    THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE
      EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES
       AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
         AGENCY OR INSTRUMENTALITY OR BY THE SPONSOR OR ANY OTHER PERSON
          OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE

                         RELATED PROSPECTUS SUPPLEMENT.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                               ------------------


     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

July 17, 1997

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Seller, the Master Servicer and the Trustee.

                              AVAILABLE INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Sponsor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.


                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders".

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on Page 81 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Securities.............        Asset Backed Certificates (the
                                        "Certificates") and Asset Backed Notes
                                        (the "Notes" and, together with the
                                        Certificates, the "Securities"), which
                                        are issuable in Series.

Sponsor.........................        Headlands Mortgage Securities Inc., a
                                        Delaware corporation.

Trustee.........................        The trustee(s) (the "Trustee") for each
                                        Series of Securities will be specified
                                        in the related Prospectus Supplement.
                                        See "The Agreements" herein for a
                                        description of the Trustee's rights and
                                        obligations.

Master Servicer.................        The entity or entities named as Master
                                        Servicer (the "Master Servicer") in the
                                        related Prospectus Supplement, which may be an affiliate of the Sponsor. See "The
                                        Agreements--Certain Matters Regarding
                                        the Master Servicer and the Sponsor".

Trust Fund Assets...............        Assets of the Trust Fund for a Series of
                                        Securities will include certain assets
                                        (the "Trust Fund Assets") which will
                                        consist of the Loans, together with
                                        payments in respect of such Trust Fund
                                        Assets, as specified in the related
                                        Prospectus Supplement. At the time of
                                        issuance of the Securities of the
                                        Series, the Sponsor will assign the
                                        Loans comprising the related Trust Fund
                                        to the Trustee, without recourse. The
                                        Loans will be collected in a pool (each, a "Pool") as of the first day of the month of the issuance of the related

                                        Series of Securities or such other date
                                        specified in the related Prospectus
                                        Supplement (the "Cut-off Date"). Trust
                                        Fund Assets also may include insurance
                                        policies, surety bonds, cash accounts,
                                        reinvestment income, guaranties or
                                        letters of credit to the extent
                                        described in the related Prospectus
                                        Supplement. See "Credit Enhancement". In addition, if the related Prospectus Supplement so provides, the related Trust Fund Assets will include the funds on deposit in an account (a "Pre-Funding Account") which will be used to purchase additional Loans during the period specified in such Prospectus Supplement. See "The Agreements--Pre- Funding Account".

Loans...........................        The Loans will consist of (i) mortgage
                                        loans secured by first and/or
                                        subordinate liens on one- to four-family residential properties (each, a
                                        "Mortgage Loan"), (ii) closed-end loans
                                        (the "Closed-End Loans") and/or
                                        revolving home equity loans or certain
                                        balances thereof (the "Revolving Credit
                                        Line Loans", together with the
                                        Closed-End Loans,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        the "Home Equity Loans"), and (iii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). All Loans will have been purchased by the Sponsor, either directly or through an affiliate, from one or more Sellers.

                                        As specified in the related Prospectus
                                        Supplement, the Mortgage Loans and the
                                        Home Equity Loans will, and the Home
                                        Improvement Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may
                                        be subordinated to one or more senior
                                        liens on the Mortgaged Property, as
                                        described in the related Prospectus
                                        Supplement. As specified in the related
                                        Prospectus Supplement, Home Improvement
                                        Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties".

Description of
  the Securities................        Each Security will represent a
                                        beneficial ownership interest in, or be
                                        secured by the assets of, a Trust Fund
                                        created by the Sponsor pursuant to an
                                        Agreement among the Sponsor, the Master
                                        Servicer and the Trustee for the related
                                        Series. The Securities of any Series may be issued in one or more classes as specified in the related Prospectus
                                        Supplement. A Series of Securities may
                                        include one or more classes of senior
                                        Securities (collectively, the "Senior
                                        Securities") and one or more classes of
                                        subordinate Securities (collectively,
                                        the "Subordinated Securities"). Certain
                                        Series or classes of Securities may be
                                        covered by insurance policies or other
                                        forms of credit enhancement, in each
                                        case as described under "Credit
                                        Enhancement" herein and in the related
                                        Prospectus Supplement.

                                        One or more classes of Securities of
                                        each Series (i) may be entitled to
                                        receive distributions allocable only to
                                        principal, only to interest or to any
                                        combination thereof; (ii) may be
                                        entitled to receive distributions only
                                        of prepayments of principal throughout
                                        the lives of the Securities or during
                                        specified periods; (iii) may be
                                        subordinated in the right to receive
                                        distributions of scheduled payments of
                                        principal, prepayments of principal,
                                        interest or any combination thereof to
                                        one or more other classes of Securities
                                        of such Series throughout the lives of
                                        the Securities or during specified
                                        periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the
                                        related Prospectus Supplement; (v) may
                                        be entitled to receive distributions in
                                        accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related Prospectus Supplement.

Distributions on
  the Securities................        Distributions on the Securities entitled
                                        thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a
                                        "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as described under "Credit
                                        Enhancement" herein to the extent
                                        specified in the related Prospectus
                                        Supplement. The amount allocable to
                                        payments of principal and interest on
                                        any Distribution Date will be determined as specified in the related Prospectus
                                        Supplement. The Prospectus Supplement

                                        for a Series of Securities will describe the method for allocating distributions among Securities of different classes as well as the method for allocating distributions among Securities for any particular class.

                                        Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        aggregate original principal balance of
                                        the Securities will not exceed the
                                        aggregate distributions allocable to
                                        principal that such Securities will be
                                        entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the related Cut-off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement or at such other interest rate as may be specified in such Prospectus Supplement.

                                        The rate (each, a "Pass-Through Rate")
                                        at which interest will be passed through or paid to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan or weighted average basis or calculated based on a notional amount, in each case, as described in the related Prospectus Supplement.

Compensating Interest...........        If so specified in the related
                                        Prospectus Supplement, the Master
                                        Servicer will be required to remit to
                                        the Trustee, with respect to each Loan
                                        in the related Trust Fund as to which a
                                        principal prepayment in full or a
                                        principal payment which is in excess of
                                        the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of
                                        amounts otherwise payable to the
                                        Master Servicer as servicing
                                        compensation, equal

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                                        to (i) the excess, if any, of (a) 30
                                        days' interest on the principal balance
                                        of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement. See "Description of the Securities--Compensating Interest".

Credit Enhancement..............        The Trust Fund Assets or the Securities
                                        of one or more classes in the related
                                        Series may have the benefit of one or
                                        more types of credit enhancement as
                                        described in the related Prospectus
                                        Supplement. The protection against
                                        losses afforded by any such credit
                                        support may be limited. The type,
                                        characteristics and amount of credit
                                        enhancement will be determined based on
                                        the characteristics of the Loans
                                        comprising the Trust Fund Assets and
                                        other factors and will be established on the basis of requirements of each Rating
                                        Agency rating the Securities of such
                                        Series. See "Credit Enhancement."

                                        If specified in the related Prospectus
                                        Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of
                                        coverage provided to such Trust Funds
                                        thereby and of the application of such
                                        coverage to the identified Trust Funds.

A. Subordination................        A Series of Securities may consist of
                                        one or more classes of Senior Securities and one or more classes of Subordinated
                                        Securities. The rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the related Trust Fund Assets will be subordinated to such rights of the holders of the Senior Securities of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of such Series of the full amount of monthly payments of principal and interest due them. The protection afforded to the holders of Senior Securities of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                                        Securities, the amounts of interest
                                        and/or principal due them on each
                                        Distribution Date out of the funds
                                        available for distribution on such date
                                        in the related Security Account and, to
                                        the extent described in the related
                                        Prospectus Supplement, by the right of
                                        such holders to receive future
                                        distributions on the related Trust Fund
                                        Assets that would otherwise have been
                                        payable to the holders of Subordinated
                                        Securities; (ii) reducing the ownership
                                        interest (if applicable) of the related
                                        Subordinated Securities; or (iii) a
                                        combination of clauses (i) and (ii)
                                        above. If so specified in the related
                                        Prospectus Supplement, subordination may apply only in the

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                                        event of certain types of losses not
                                        covered by other forms of credit
                                        support, such as hazard losses not
                                        covered by standard hazard insurance
                                        policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Account..............        One or more reserve accounts or other
                                        cash accounts (each, a "Reserve
                                        Account") may be established and
                                        maintained for each Series of
                                        Securities. The related Prospectus
                                        Supplement will specify whether or not
                                        such Reserve Accounts will be included
                                        in the corpus of the Trust Fund for such Series and will also specify the manner of funding such Reserve Accounts and the conditions under which the amounts in any such Reserve Accounts will be used to make distributions to holders of Securities of a particular class or released from such Reserve Accounts.

C. Letter of Credit.............        If so specified in the related
                                        Prospectus Supplement, credit support
                                        for a Series may be provided by one or
                                        more letters of credit. A letter of
                                        credit may provide limited protection
                                        against certain losses in addition to or in lieu of other credit support. The issuer of the letter of credit (the "L/C
                                        Bank") will be obligated to honor
                                        demands with respect to such letter of
                                        credit, to the extent of the amount
                                        available thereunder to provide funds
                                        under the circumstances and subject to
                                        such conditions as are specified in the
                                        related Prospectus Supplement. The
                                        liability of the L/C Bank under its
                                        letter of credit will be reduced by the
                                        amount of unreimbursed payments

                                        thereunder.

                                        The maximum liability of a L/C Bank
                                        under its letter of credit will be an
                                        amount equal to a percentage specified
                                        in the related Prospectus Supplement of
                                        the initial aggregate outstanding
                                        principal balance of the Loans in the
                                        related Trust Fund or one or more
                                        Classes of Securities of the related
                                        Series. The maximum amount available at
                                        any time to be paid under a letter of
                                        credit will be determined in the manner
                                        specified therein and in the related
                                        Prospectus Supplement.

D. Insurance Policies;
   Surety Bonds and
   Guarantees...................        If so specified in the related
                                        Prospectus Supplement, credit support
                                        for a Series may be provided by an
                                        insurance policy and/or a surety bond
                                        issued by one or more insurance
                                        companies or sureties. Such certificate
                                        guarantee insurance or surety bond will
                                        guarantee timely distributions of
                                        interest and/or full distributions of
                                        principal on the basis of a schedule of
                                        principal distributions set forth in or
                                        determined in the manner specified in
                                        the related Prospectus Supplement. If
                                        specified in the related Prospectus
                                        Supplement, one or more bankruptcy
                                        bonds, special hazard insurance
                                        policies, other insurance or third-party

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                                        guarantees may be used to provide
                                        coverage for the risks of default or
                                        types of losses set forth in such
                                        Prospectus Supplement.

E. Over-Collateralization.......        If so provided in the Prospectus
                                        Supplement for a Series of Securities, a portion of the interest payment on each

                                        Loan may be applied as an additional
                                        distribution in respect of principal to
                                        reduce the principal balance of a
                                        certain class or classes of such Series
                                        of Securities and, thus, accelerate the
                                        rate of payment of principal on such
                                        class or classes of such Series of
                                        Securities.

F. Loan Pool
   Insurance Policy.............        A mortgage pool insurance policy or
                                        policies may be obtained and maintained
                                        for Loans relating to any Series of
                                        Securities, which shall be limited in
                                        scope and shall cover defaults on the
                                        related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the related
                                        Cut-off Date.

G. FHA Insurance................        If specified in the related Prospectus
                                        Supplement, all or a portion of the
                                        Loans in a Pool may be (i) insured by
                                        the Federal Housing Administration
                                        (the "FHA") and/or (ii) partially
                                        guaranteed by the Department of
                                        Veterans' Affairs (the "VA").

H. Cross-Support................        If specified in the related Prospectus
                                        Supplement, separate classes of a Series of Securities may evidence the beneficial ownership of, or be secured by, separate groups of assets included in a Trust Fund. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. See
                                        "Credit Enhancement--Cross Support."

Advances........................        The Master Servicer and, if applicable,
                                        each mortgage servicing institution that services a Loan in a Pool on behalf of the Master Servicer (each, a
                                        "Sub-Servicer") may be obligated to
                                        advance amounts (each, an "Advance")
                                        corresponding to delinquent interest

                                        and/or principal payments on such Loan
                                        until the date, as specified in the
                                        related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement. Advances will be reimbursable to the extent described under "Description of the
                                        Securities--Advances" herein and in the
                                        related Prospectus Supplement.

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                                        In the event the Master Servicer or
                                        Sub-Servicer fails to make a required
                                        Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or Sub-Servicer. See "Description of the Securities--Advances."

Optional Termination............        The Master Servicer or the party
                                        specified in the related Prospectus
                                        Supplement, including the holder of the
                                        residual interest in a REMIC, may have
                                        the option to effect early retirement of a Series of Securities through the purchase of the Trust Fund Assets. The
                                        Master Servicer will deposit the
                                        proceeds of any such purchase in the
                                        Security Account for each Trust Fund as
                                        described under "The
                                        Agreements--Payments on Loans; Deposit
                                        to Security Account." Any such purchase
                                        of Trust Fund Assets and property
                                        acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master

                                        Servicer, such other person or, if
                                        applicable, such holder of the REMIC
                                        residual interest, at a price specified
                                        in the related Prospectus Supplement.
                                        The exercise of such right will effect
                                        early retirement of the Securities of
                                        that Series, but the right of the Master
                                        Servicer, such other person or, if
                                        applicable, such holder of the REMIC
                                        residual interest, to so purchase is
                                        subject to the principal balance of the
                                        related Trust Fund Assets being less
                                        than the percentage specified in the
                                        related Prospectus Supplement of the
                                        aggregate principal balance of the Trust
                                        Fund Assets at the Cut-off Date for the
                                        Series. The foregoing is subject to the
                                        provision that if a REMIC election is
                                        made with respect to a Trust Fund, any
                                        such purchase will be made only in
                                        connection with a "qualified
                                        liquidation" of the REMIC within the
                                        meaning of Section 860F(g)(4) of the
                                        Internal Revenue Code of 1986, as
                                        amended (the "Code").

Legal Investment................        The Prospectus Supplement for each
                                        Series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                        Act of 1984 ("SMMEA"). Classes of
                                        Securities that qualify as "mortgage
                                        related securities" will be legal
                                        investments for certain types of
                                        institutional investors to the extent
                                        provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment."

Federal Income Tax
  Consequences..................        The federal income tax consequences to

                                        Securityholders will vary depending on
                                        whether one or more elections are made
                                        to treat the Trust Fund or specified
                                        portions thereof as a REMIC under the
                                        provisions of the Code or as a
                                        "financial asset securitization
                                        investment trust"

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                                        ("FASIT") within the meaning of Section
                                        860L of the Code. The Prospectus
                                        Supplement for each Series of Securities will specify whether such an election will be made.

                                        If a REMIC election is made, Securities
                                        representing regular interests in a
                                        REMIC will generally be taxable to
                                        holders in the same manner as evidences
                                        of indebtedness issued by the REMIC.
                                        Stated interest on such regular
                                        interests will be taxable as ordinary
                                        income and taken into account using the
                                        accrual method of accounting, regardless of the holder's normal accounting method. If a FASIT election is made, the material federal income tax consequences for investors associated with the purchase, ownership and disposition of such Securities will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement.

                                        If no REMIC or FASIT election is made,
                                        interest (other than original issue
                                        discount ("OID")) on Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual method of accounting.

                                        Certain classes of Securities may be
                                        issued with OID. A Securityholder should

                                        be aware that the Code and the Treasury
                                        regulations promulgated thereunder do
                                        not adequately address certain issues
                                        relevant to prepayable securities, such
                                        as the Securities.

                                        Securityholders that will be required to report income with respect to the related Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Securityholder in any period could significantly exceed the amount of cash distributed to such Securityholder in that period.

                                        In the opinion of Brown & Wood LLP or
                                        Dewey Ballantine, as special tax counsel to the Sponsor (each, a "Special Tax Counsel"), if a REMIC election is made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests. Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the REMIC attributable to such income. The portion of the REMIC taxable income

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                                        consisting of "excess inclusions" may
                                        not be offset against other deductions
                                        or losses of the holder, including the
                                        net operating losses.

                                        In the opinion of Special Tax Counsel,
                                        if a REMIC, FASIT or a partnership
                                        election is not made with respect to a
                                        Series of Securities, then the
                                        arrangement by which such Securities are issued will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. If so provided in the Prospectus Supplement for a Series, there will be no separation of the principal and interest payments on the Loans. In such circumstances, the Securityholder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases, sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

                                        In the opinion of Special Tax Counsel,
                                        if a partnership election is made, the
                                        Trust Fund will not be treated as an
                                        association or a publicly traded
                                        partnership taxable as a corporation as
                                        long as all of the provisions of the
                                        applicable Agreement are complied with
                                        and the statutory and regulatory
                                        requirements are satisfied. The holders
                                        of the Certificates issued by such Trust
                                        Fund, if any, will agree to treat the
                                        Certificates as equity interests in a
                                        partnership. If there is only one holder of the Certificates issued by such Trust Fund, the Trust Fund will not be treated as a partnership. Instead, it will be treated as an entity not distinct from its owner, the holder of the Certificates. If Notes are issued by such Trust Fund, such Notes will be treated as indebtedness for federal income tax purposes. The federal income tax consequences to the holders of the Notes will be the same regardless of the number of Certificateholders.


                                        The Securities will be treated as assets described in Section 7701(a)(19)(C) of the Code and as real estate assets described in Section 856(c) of the Code.

                                        Generally, gain or loss will be
                                        recognized on a sale of Securities in
                                        the amount equal to the difference
                                        between the amount realized and the
                                        seller's tax basis in the Securities
                                        sold.

                                        The material federal income tax
                                        consequences for investors associated
                                        with the purchase, ownership and
                                        disposition of the Securities are set
                                        forth herein under "Federal Income Tax
                                        Consequences". The material federal
                                        income tax consequences for investors
                                        associated with the purchase, ownership
                                        and disposition of Securities of any
                                        particular Series will be set forth
                                        under the heading "Federal Income Tax
                                        Consequences" in the related Prospectus
                                        Supplement. See "Federal Income Tax
                                        Consequences".

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ERISA Considerations............        A fiduciary of any employee benefit plan
                                        or other retirement plan or arrangement
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or the Code should carefully
                                        review with its legal advisors whether
                                        the purchase or holding of Securities
                                        could give rise to a transaction
                                        prohibited or not otherwise permissible
                                        under ERISA or the Code. See "ERISA
                                        Considerations". Certain classes of
                                        Securities may not be transferred unless the Trustee is furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of
                                        ERISA and the Code and will not subject
                                        the Trustee, the Sponsor, the Seller or
                                        the Master Servicer to additional
                                        obligations. See "Description of the
                                        Securities--General" and "ERISA
                                        Considerations".

Risk Factors....................        For a discussion of certain risks
                                        associated with an investment in the
                                        Securities, see "Risk Factors" on page
                                        12 herein and in the related Prospectus
                                        Supplement.

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                                       13


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                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

Limited Liquidity

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

Limited Source of Payments - No Recourse to Sponsor, Seller, Master Servicer or Trustee

     The Sponsor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Sponsor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Sponsor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Sponsor, the Master Servicer, the Trustee, any Seller or any of their respective affiliates. The only obligations, if any, of the Sponsor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. The Sponsor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Sponsor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan, or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.


     The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.

Credit Enhancement

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover


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fraud or negligence by a loan originator or other parties. In addition, the
Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement".

Prepayment and Yield Considerations

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Sponsor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Sponsor or the Seller may result from repurchases of Trust Fund Assets due to material breaches of the Sponsor's or the Seller's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See "Yield and Prepayment Considerations" and "The Agreements--Pre-Funding Account."

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities -- Distributions on Securities -- Distributions of Interest".

Balloon Payments

     Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

Nature of Mortgages

     Property Values. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the

Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

     Delays Due to Liquidation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted Loans do not vary directly with the outstanding principal balance of the Loan at the time of default. Therefore, assuming that a servicer took the same steps in liquidating a defaulted Loan having a small remaining principal balance as it would in the case of a defaulted Loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small Loan than would be the case with the defaulted Loan having a large remaining principal balance.

     Junior Liens. Since the mortgages and deeds of trust, if any, securing the Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.


     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

Environmental Risks

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans--Environmental Risks".

Certain Other Legal Aspects of the Loans

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and generally principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans may also be subject to federal laws, including:


          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to nonpurchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all Loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related Loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the Loan.

     Holder in Due Course Rules. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Rating of the Securities


     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any other financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See

"Rating".

Book-Entry Registration

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Book-Entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Book-Entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on Book-Entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Sponsors participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

Pre-Funding Accounts

     If so provided in the related Prospectus Supplement, on the related Closing Date the Sponsor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "PreFunding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Sponsor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Sponsor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the

Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Securities.

Bankruptcy and Insolvency Risks

     The Seller and the Sponsor will treat the transfer of the Loans by the Seller to the Sponsor as a sale for accounting purposes. The Sponsor and the Trust Fund will treat the transfer of Loans from the Sponsor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Sponsor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Sponsor to the Trust Fund, the Loans would not be part of the Sponsor's bankruptcy estate and would not be available to the Sponsor's creditors. However, in the event of the insolvency of the Sponsor, it is possible that the bankruptcy trustee or a creditor of the Sponsor may attempt to recharacterize the sale of the Loans as a borrowing by the Sponsor, secured by a pledge of the Loans. In either case, this position, if argued before and/or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

Value of Trust Fund Assets

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                 THE TRUST FUND

General

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of

     ----------

     * Whenever the terms "Pool", "Certificates", "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests

Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Sponsor.

     The Trust Fund Assets will be acquired by the Sponsor, either directly or through affiliates, from originators or sellers which may be affiliates of the Sponsor (the "Sellers"), and conveyed without recourse by the Sponsor to the related Trust Fund. Loans acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "Loan Program--Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "Loan Program--Underwriting Standards".

     The Sponsor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Sponsor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "Loan Program" and "The Agreements". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Sponsor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Sponsor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Sponsor's rights with respect to such representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing By

     ----------

     *(...continued)
     in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.

Sellers" and "--Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

The Loans

     General. Loans will consist of Mortgage Loans, Home Equity Loans or Home Improvement Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or

VA.

     The Loans in a Pool will have monthly payments due on the first day of each month or on such other day of the month specified in the related Prospectus Supplement. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time. Certain Loans may permit prepayments after expiration of certain periods ("lockout periods"). Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable standards set forth in the Agreement.


     A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties". Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties". The Properties relating to Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties"). Such Properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied may be disclosed in the related Prospectus Supplement. The basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related Prospectus

Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. As specified in the related Prospectus Supplement, the Trust Fund may include any amounts borrowed under a Revolving Credit Line Loan after the Cut-Off Date.

     The full amount of a Closed-End Loan is advanced at the origination of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity or is a Balloon Loan. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such Loan multiplied by the Loan Rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Loan, or a fraction which is 30 over 360. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans generally will not exceed 360 months.

     Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Sponsor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or Home Improvements), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information regarding the Loans is not known to the Sponsor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     Generally, the "Loan-to-Value Ratio" (or "LTV") of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Generally, the "Combined Loan-to-Value Ratio" (or "CLTV") of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance

Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such Loan and (b) the sales price for such Property if the proceeds of such Loan are used to purchase the related Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.


     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the holders of the Securities of the related Series.

Substitution of Trust Fund Assets

     Substitution of Trust Fund Assets may be permitted in the event of breaches of representations and warranties with respect to certain Trust Fund Assets or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete or as further specified in the related Prospectus Supplement. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Sponsor to the purchase of Trust Fund Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                                   THE SPONSOR

     Headlands Mortgage Securities Inc., a Delaware corporation (the "Sponsor"), was organized on November 18, 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The Sponsor is a subsidiary of Headlands Mortgage Company, a closely-held California S-corporation ("Headlands"). The Sponsor maintains its principal office at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939. Its telephone number is (415) 925-5442.

     Neither the Sponsor nor any of the Sponsor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

     The Loans will have been purchased by the Sponsor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

Underwriting Standards

     Each Seller will represent and warrant that all Loans originated and/or sold by it to the Sponsor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by a Seller, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit aspects exist.

     If specified in the related Supplement, a portion of the Loans in a Pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The Prospectus Supplement for each Series of Securities will indicate the types of limited documentation programs pursuant to which the related Loans were originated and the underwriting standards applicable to such limited documentation programs.

     In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

     Certain of the types of Loans that may be included in a Trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Combined Loan to Value Ratios or other favorable credit factors.

Qualifications of Sellers

     Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

Representations by Sellers; Repurchases

     Each Seller will have made representations and warranties in respect of the

Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Sponsor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     The Master Servicer or the Trustee will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within the time period specified in the related Prospectus Supplement following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Sponsor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans.

                          DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Sponsor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Seller, the Sponsor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Sponsor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Headlands Mortgage Securities Inc., 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939, Attention:
Secretary.

General

     Unless otherwise described in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Sponsor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Sponsor or any affiliate of the Sponsor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets as are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to

Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and
(iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.


     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series of Securities may provide that a REMIC election may be made at the discretion of the Sponsor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series of Securities, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series of Securities with respect to which a REMIC election is to be made, the Master Servicer, the Trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities


     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. Except in the case of the Accrual Securities, the original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.


     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual

     Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrual Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, as specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination".

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

Advances

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.


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     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the

Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Sponsor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement", in each case as described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Securities--Distributions on Securities".

Compensating Interest

     If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to (i) the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement.

Reports to Securityholders

     Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:


          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;


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



               (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

               (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

               (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

               (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

               (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

               (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;


               (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

               (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

               (xiv) any amounts remaining under letters of credit, Pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

Categories of Classes of Securities

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Securities may identify the classes which comprise such Series by reference to the following categories.

Categories of Classes                                Definition

                                                   PRINCIPAL TYPES

Accretion Directed...................   A class that receives principal payments
                                        from the accredit interest from
                                        specified classes of Accrual Securities.
                                        An Accretion Directed Class also may
                                        receive principal payments from
                                        principal paid on the underlying Trust
                                        Fund Assets for the related Series.

Component Securities.................   A class consisting of "Components." The
                                        Components of a class of Component

                                        Securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each Component of a class of Component
                                        Securities may be identified as falling
                                        into one or more of the categories in
                                        this chart.

Notional Amount
  Securities.........................   A class having no principal balance and
                                        bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
  (also sometimes
  referred to as "PACs").............   A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the Planned
                                        Principal Class. The Planned Principal
                                        Classes in any Series of Securities may
                                        be subdivided into different categories
                                        (e.g., Primary Planned Principal
                                        Classes, Secondary Planned Principal
                                        Classes and so forth) having different
                                        effective structuring ranges and
                                        different principal payment priorities.
                                        The structuring range for the Secondary
                                        Planned Principal Class of a Series of
                                        Securities will be narrower than that
                                        for the Primary Planned Principal Class
                                        of such Series.

Scheduled Principal Class............   A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying


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



Categories of Classes                                Definition


                                        Trust Fund Assets. These two rates are
                                        the endpoints for the "structuring
                                        range" for the Scheduled Principal
                                        Class.

Sequential Pay.......................   Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        Distribution Date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same Series of Securities may be identified as a Sequential Pay
                                        Class.

Strip................................   A class that receives a constant
                                        proportion, or "strip," of the principal payments on the underlying Trust Fund
                                        Assets. The constant proportion of such
                                        principal payments may or may not vary
                                        for each Mortgage Asset included in the
                                        Trust Fund and will be calculated in the manner described in the related
                                        Prospectus Supplement. Such Classes may
                                        also receive payments of interest.

Support Class (also
  sometimes referred to
  as "Companion Classes")............   A class that receives principal payments
                                        on any Distribution Date only if
                                        scheduled payments have been made on
                                        specified Planned Principal Classes,
                                        Targeted Principal Classes and/or
                                        Scheduled Principal Classes.

Targeted Principal Class
  (also sometimes
  referred to as "TACs").............   A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund
                                        Assets.

                                                     INTEREST TYPES

Accrual..............................   A class that accretes the amount of

                                        accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

Fixed Rate...........................   A class with a Pass-Through Rate that is
                                        fixed throughout the life of the class.


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



Floating Rate........................   A class with a Pass-Through Rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        directly with changes in such index.

Inverse Floating Rate................   A class with a Pass-Through Rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        inversely with changes in such index.

Interest Only........................   A class that receives some or all of the
                                        interest payments made on the underlying
                                        Trust Fund Assets and little or no
                                        principal. Interest Only Classes have
                                        either a nominal principal balance or a
                                        notional amount. A nominal principal
                                        balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest
                                        Only Class that is not entitled to any
                                        distributions in respect of principal.

Variable Rate........................   A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying Loans).


Principal Only.......................   A class that does not bear interest and
                                        is entitled to receive only
                                        distributions in respect of principal.

Partial Accrual......................   A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be added to the
                                        principal balance of such class on each
                                        applicable Distribution Date, with the
                                        remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual Class is retired.

Book-Entry Registration of Securities

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholder" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement with DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.


     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the

"Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Sponsor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

Subordination

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related

Prospectus Supplement, holders of Senior Securities would experience losses on their Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Letter of Credit

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements--Termination: Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

Over-Collateralization

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities relative to the principal balance of the Loans in the related Trust Fund.

Reserve Accounts

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments ("Eligible Investments"). Any instrument deposited therein will name the Trustee, in its capacity as trustee for Securityholders, or such other entity as is specified in the related Prospectus Supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Pool Insurance Policies

     If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. The Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The Pool Insurance Policies generally will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or
(b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The Pool Insurance Policies generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to repurchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Pool Insurance Policy generally will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim or such other date set forth in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

Cross Support

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross support feature which requires that distributions be made to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. The Prospectus Supplement for a Series of Securities which includes a cross support feature will describe the manner and conditions for applying such cross support feature.

Other Insurance, Guaranties, Letters of Credit and Similar Instruments or Agreements

     If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such

Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Sponsor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses".

     The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Home Equity Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.


     As specified in the related Prospectus Supplement, certain of the conventional Loans will contain "due-on-sale" provisions permitting the mortgagee to accelerate the maturity of the Loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Generally, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master

Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund and thereby effect earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Sponsor will assign the Loans comprising the related Trust Fund to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Sponsor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Sponsor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Sponsor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Sponsor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Sponsor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records. If specified in the related Prospectus Supplement, some or all of the Loan documents may not be delivered to the Trustee until after the occurrence of certain events specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Sponsor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Sponsor will cause a UCC-1 financing statement to be executed by the Sponsor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Sponsor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

     No Recourse to Sellers; Sponsor or Master Servicer. As described above under "--Assignment of the Loans," the Sponsor will assign the Loans comprising the related Trust Fund to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described herein under "Assignment of the

Loans" and "Loan Program--Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which must be an Eligible Account. An "Eligible Account" is an account or accounts which is (i) maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the Rating Agency that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or
(iv) an account or accounts otherwise acceptable to such Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than certain payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal and interest (which, at its option, may be net of the applicable servicing compensation), including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iii) all advances as described herein under "Advances";

          (iv) all proceeds of any Loan or property in respect thereof repurchased by any Seller as described under "Loan Program--Representations by Sellers; Repurchases" or "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer (or the Sponsor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;


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



          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

          (vii) to reimburse the Master Servicer or the Sponsor for expenses incurred and reimbursable pursuant to the Agreement;

          (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (ix) to clear and terminate the Security Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

     The applicable Agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Property and to clear and terminate any of the escrow accounts. The

Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

Pre-Funding Account

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Sponsor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Sponsor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Securities of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Sponsor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the


                                       49


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manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Sponsor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized

Interest Account will be paid to the Sponsor.

Sub-Servicing by Sellers

     The Master Servicer may enter into an agreement (each, a "Sub-Servicing Agreement") with any servicing entity which will act as the Sub-Servicer for the related Loans, which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

Collection Procedures

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment for a period of up to six months, or arrange with a borrower a schedule for the liquidation of delinquencies. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     Under the Agreement, the Master Servicer will be required to enforce "due-on-sale" clauses with respect to any Loans to the extent contemplated by the terms of such Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Loan is required by law, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Loan will not be affected, the Master Servicer may permit the assumption of a Loan, pursuant to which the borrower would remain liable on the related loan note, or a substitution of liability with respect to such Loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the Loan Rate borne by the related loan note may not be changed.


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



Hazard Insurance

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan from time to time, or (ii) the greater of (y) the combined principal balance owing on such Loan and any mortgage loan senior to such Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     If, however, any Mortgaged Property at the time of origination of the related Loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Such flood insurance policy will provide coverage in an amount not less than the lesser of (i) the principal balance of the Loan or (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the replacement costs of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.


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



Primary Mortgage Insurance

     The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer (a "Primary Insurer") whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the Primary Insurer of the related Primary Mortgage Insurance Policy, (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.


     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in ordination or servicing of the Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Loan; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related sub-servicer not being approved as a servicer by the Primary Insurer.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Loan. The Master Servicer, on behalf of itself, the Trustee and Securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Loans. Amounts collected by the Master Servicer on behalf of the Master Servicer, the Trustee and Securityholders shall be deposited in the related Security Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Agreement.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans

     The Master Servicer, on behalf of the Trustee and Securityholders, will present claims to the insurer under any applicable Insurance Policies. If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master

Servicer in connection with such proceedings and which are reimbursable under the Agreement.

     The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

Servicing and Other Compensation and Payment of Expenses

     The Master Servicer's primary compensation for its activities as Master Servicer will come from the payment to it, with respect to each interest payment on a Loan, of the amount specified in the related Prospectus Supplement (the "Master Servicing Fee"). As principal payments are made on the Loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the Master Servicer will decrease as the Loans amortize. Prepayments and liquidations of Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease. As compensation for its servicing duties, a Sub-Servicer, if any, will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

Evidence as to Compliance

     Each Agreement will provide that the Master Servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that such firm has performed certain procedures specified in the Agreement and that such review has disclosed no items of noncompliance with the provisions of such Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer and the Sponsor

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Sponsor or the Sponsor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the

Rating Agency that such resignation and appointment will not result in a downgrade of the Securities and (b) a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Sponsor nor any director, officer, employee, or agent of the Master Servicer or the Sponsor (collectively, the "Indemnified Parties") will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Sponsor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that each Indemnified Party will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities for such Series, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such Indemnified Party of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Sponsor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Sponsor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) (a) any failure by the Master Servicer to make an Advance which continues unremedied for one business day or (b) any failure by the Master Servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for five days after written notice of such failure to the Master Servicer in the manner specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of such failure to the Master Servicer in the manner specified in the Agreement; and
(iii) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that


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



payments in respect thereto are insufficient to make payments required in the Agreement. The Trust Fund Assets will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Securities evidencing not less than 25% of the aggregate voting rights of such Series and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a FNMA or FHLMC approved servicer with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% of the aggregate voting rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Securityholders, unless such Securityholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for no more than five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Sponsor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Sponsor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for which continues unremedied for no more than five days after written notice of such default is given as specified in the related Prospectus Supplement, unless (a) the holders of 100% of the aggregate voting rights of the Notes of such Series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 662/3% of the aggregate voting rights of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default in the payment of principal of or interest on the Notes of a Series which continues unremedied for no more than five days after written notice of such default is given as specified in the related Prospectus Supplement, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

Amendment

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Sponsor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity;
(ii) to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or (iv) to comply with any requirements imposed by the Code or any regulation thereunder, provided, however, that no such amendments (except those pursuant to clause
(iv)) will adversely affect in any material respect the interests of any Securityholder of that Series. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the Trustee receives a letter from each Rating Agency requested to rate the class or classes of


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Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. Each Agreement may also be amended by the Sponsor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66 2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) with respect to any Series of Certificates, reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the Residual Interest Security or any other party specified to have such rights (see "Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled


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Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

The Trustee

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank, savings and loan association or trust company serving as Trustee may have normal banking relationships with the Sponsor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

General

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure/Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower,


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or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.


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Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give risks to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "participating in the management" of the Property (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not


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added to, stored in or dispensed from the tank. In addition, under the Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for cleanup of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessments or very limited environmental assessments of the Properties were conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy



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court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

     Each conventional Loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the Loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering


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owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such Loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Home Improvement Contracts

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Sponsor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Sponsor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Sponsor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by


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voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for


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maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.


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     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and, the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all


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or part of the principal of or interest on the Loans and could subject the
Sellers and in some cases their assignees to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Special Tax Counsel. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC or a FASIT under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election, if any, will be made with respect to such Series.

Taxation of Debt Securities

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, Special Tax Counsel will have advised the Sponsor that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on such Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual


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methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities." If a FASIT election is made, the material federal tax income consequences for investors associated with the purchase, ownership and disposition of such Securities will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement.

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum


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of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein under "--Interest Weighted Securities"), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.


     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a


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Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment
Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.


     The Sponsor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax

Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities


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and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.


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     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

     General. In the opinion of Special Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury


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regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the


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REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a Residual Interest Security is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such



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holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Security by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity


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exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual

Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of Residual Interest Securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations replace the temporary regulations which allowed a Residual Interest Security to be marked-to-market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. As specified in the related Prospectus Supplement if a REMIC election is not made, in the opinion of Special Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no


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separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.


     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.


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     In the case of market discount on a Pass-Through Security attributable to
Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.


     Servicing Fees in excess of reasonable servicing fees ("Excess Servicing Fees") will be treated under the stripped bond rules. If the Excess Servicing Fees are less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable Servicing Fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Securityholders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could


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contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects


     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with


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respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."


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Tax Characterization of the Trust Fund as a Partnership

     Special Tax Counsel will deliver its opinion that a Trust Fund will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Sponsor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a

Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the


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taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Sponsor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would


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meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Sponsor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders


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may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.


     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates


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sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Sponsor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.


     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


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



     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.


     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an


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investment in the Securities by a Plan might be a prohibited transaction under
ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.


     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan unless specified in the related Prospectus Supplement.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Sponsor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of such Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The Sponsor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred


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



to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Sponsor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          (1) the acquisition of the certificates by a Plan is on terms

     (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;


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



          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.


     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below), (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in "mortgage related securities" (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security").

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited


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



to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION


     Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Sponsor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Sponsor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Sponsor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Sponsor to indemnification by the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such Series.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Sponsor by Brown & Wood LLP, New York, New York or Dewey Ballantine, New York, New York. Brown & Wood LLP, New York, New York or Dewey Ballantine, New York, New York will act as counsel for the Underwriter.


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                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn for other reasons, including, but not limited to, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.


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                             INDEX OF DEFINED TERMS

Term                                                                       Page

Accretion Directed...........................................................34
Accrual Securities...........................................................30
Advance           ............................................................9
Agreement         ...........................................................21
Amortizable Bond Premium Regulations.........................................71
APR               ...........................................................24
Available Funds   ...........................................................30
balloon payment   ...........................................................22
Belgian Cooperative..........................................................38
Beneficial owner  ...........................................................37
Book-Entry Securities........................................................36
borrower          ...........................................................64
Buydown Fund      ...........................................................23
Buydown Loans     ...........................................................23
Capitalized Interest Account.................................................50
Cash Flow Bond Method........................................................78
CEDEL             ...........................................................36
CEDEL Participants...........................................................38
CERCLA            .......................................................17, 60
Certificates      .........................................................1, 4
Class Security Balance.......................................................30
Closed End Loans  ............................................................1
Closed-End Loans  ............................................................4
CLTV              ...........................................................24
Code              ...................................................10, 11, 67
Collateral Value  ...........................................................25
Combined Loan-to-Value Ratio.................................................24
Commission        ............................................................2
Companion classes ...........................................................35
Component Securities.........................................................34
Contingent Regulations.......................................................69
contracts         ...........................................................63
Cut-off Date      ........................................................4, 21
Cut-off Date Principal Balance...............................................28
DCR               ...........................................................89
Debt Securities   ...........................................................68
Definitive Certificate.......................................................37
Detailed Description.........................................................22
Distribution Date ............................................................6
DOL               ...........................................................87
DTC               .......................................................19, 36
Eligible Account  ...........................................................47
Eligible Investments.........................................................42
EPA               ...........................................................60
ERISA             ...........................................................13
Euroclear         ...........................................................36

Euroclear Operator...........................................................38
Euroclear Participants.......................................................38


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                                                                           Page


European Depositaries........................................................37
Excess servicing  ...........................................................78
Exchange Act      ............................................................3
FHA               ............................................................9
Financial Intermediary.......................................................37
Fitch             ...........................................................89
Fixed Rate        ...........................................................35
Floating Rate     ...........................................................36
Foreign person    ...........................................................82
Funding Period    ...........................................................19
Garn-St Germain Act..........................................................62
Headlands         ...........................................................25
Holder in Due Course Rules...................................................18
Home Equity Loans .........................................................1, 5
Home Improvement Contracts.............................................1, 5, 24
Home Improvements ............................................................1
Indenture         ...........................................................28
Installment Contract.........................................................64
Insurance Proceeds...........................................................48
Insured Expenses  ...........................................................48
Interest Only     ...........................................................36
Interest Weighted Securities.................................................70
Inverse Floating Rate........................................................36
IRS               ...........................................................69
L/C Bank          ........................................................8, 41
L/C Percentage    ........................................................8, 41
Lender            ...........................................................64
Liquidation Expenses.........................................................48
Liquidation Proceeds.........................................................48
Loan Rate         ............................................................6
Loan-to-Value Ratio..........................................................24
Loans             ............................................................1
lockout periods   ...........................................................23
LTV               ...........................................................24
Master Servicer   ............................................................4
Master Servicing Agreement...................................................21
Moody's           ...........................................................89
Morgan            ...........................................................38
Mortgage          ...........................................................46
Mortgage Loan     ............................................................4
Mortgage Loans    ............................................................1

Mortgaged Properties.........................................................23
NCUA              ...........................................................91
Nonresidents      ...........................................................80
Notes             .........................................................1, 4
Notional Amount Securities...................................................34
OID               .......................................................11, 68
OID Regulations   ...........................................................68
PACs              ...........................................................34

                                                                           Page


Partial Accrual   ...........................................................36
Parties in Interest..........................................................87
Pass-Through Rate ............................................................6
Pass-Through Securities......................................................76
Pay-Through Security.........................................................69
Planned Principal Class......................................................34
Plans             ...........................................................87
Policy Statement  ...........................................................91
Pool              ........................................................4, 20
Pool Insurance Policy........................................................42
Pool Insurer      ...........................................................42
Pooling and Servicing Agreement..............................................28
Pre-Funded Amount ...........................................................19
Pre-Funding Account.......................................................4, 19
Prepayment Assumption........................................................69
Primary Mortgage Insurance Policy............................................23
Principal Only    ...........................................................36
Principal Prepayments........................................................31
Properties        ........................................................5, 23
Proposed Mark-to-Market Regulations..........................................76
PTE 83-1          ...........................................................88
Purchase Price    ...........................................................27
Rating Agency     ...........................................................93
Ratio Strip Securities.......................................................78
RCRA              ...........................................................60
Record Date       ...........................................................29
Refinance Loan    ...........................................................25
Regular Interest Securities..................................................67
Relevant Depositary..........................................................37
Relief Act        ...........................................................65
REMIC             ....................................................1, 29, 67
Reserve Account   ........................................................8, 30
Residual Interest Security...................................................74
Restricted Group  ...........................................................90
Retained Interest ...........................................................28

Revolving Credit Line Loans................................................1, 4
Riegle Act        ...........................................................17
Rules             ...........................................................37
S&P               ...........................................................89
Scheduled Principal Class....................................................35
Secured Creditor Exclusion...................................................60
Securities        .........................................................1, 4
Security Account  ...........................................................47
Security Owners   ...........................................................36
Security Register ...........................................................29
Securityholders   ...........................................................37
Seller            ............................................................1
Sellers           ...........................................................21
Senior Securities ........................................................5, 40

                                                                           Page

Sequential Pay    ...........................................................35
Series            ............................................................1
Servicing Fee     ...........................................................77
Short-Term Note   ...........................................................81
Single Family Properties.....................................................23
Single Family Securities.....................................................88
SMMEA             .......................................................10, 91
Sponsor           ........................................................1, 25
Strip             ...........................................................35
Stripped Securities..........................................................77
Sub-Servicer      ............................................................9
Sub-Servicers     ...........................................................21
Sub-Servicing Agreement......................................................50
Subordinated Securities.......................................................5
Subsequent Loans  ...........................................................19
Support Class     ...........................................................35
TACs              ...........................................................35
Targeted Principal Class.....................................................35
Terms and Conditions.........................................................38
Thrift institutions..........................................................75
TIN               ...........................................................79
Title V           .......................................................63, 64
Trust Agreement   .......................................................21, 28
Trust Fund        ............................................................1
Trust Fund Assets .....................................................1, 4, 20
Trustee           ........................................................4, 28
U.S. Person       ...........................................................86
Underwriter Exemptions.......................................................89
VA                ............................................................9
Variable Rate     ...........................................................36

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         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Sponsor or the Underwriter. This Prospectus Supplement or the Prospectus does not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                      ------------------------------------

                                TABLE OF CONTENTS

                                                                         PAGE
                  Prospectus Supplement
AVAILABLE INFORMATION...............................................     S-3
REPORTS TO THE NOTEHOLDERS..........................................     S-3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................     S-3
SUMMARY.............................................................     S-4
RISK FACTORS........................................................    S-22
FORMATION OF THE TRUST..............................................    S-24
THE TRUST PROPERTY..................................................    S-25
THE INSURER AND THE POLICY..........................................    S-25
HEADLANDS MORTGAGE COMPANY..........................................    S-28
HEADLANDS' HOME EQUITY LOAN PROGRAM.................................    S-29
THE SPONSOR.........................................................    S-30
DESCRIPTION OF THE MORTGAGE LOANS...................................    S-30
MATURITY AND PREPAYMENT CONSIDERATIONS..............................    S-38
POOL FACTOR AND TRADING INFORMATION.................................    S-41
DESCRIPTION OF THE NOTES............................................    S-41
USE OF PROCEEDS.....................................................    S-59
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............................    S-59
STATE TAXES.........................................................    S-65
ERISA CONSIDERATIONS................................................    S-65
LEGAL INVESTMENT CONSIDERATIONS.....................................    S-66
UNDERWRITING........................................................    S-66
LEGAL MATTERS.......................................................    S-67
EXPERTS.............................................................    S-67
RATINGS.............................................................    S-67
Annex I.............................................................     A-1

                        Prospectus
Prospectus Supplement or Current Report
  on Form 8-K ......................................................       2
Available Information...............................................       2
Incorporation of Certain Documents by Reference.....................       3

Reports to Security holders.........................................       3
Summary of Terms ...................................................       4
Risk Factors........................................................      14
The Trust Fund......................................................      20
Use of Proceeds.....................................................      25
The Sponsor.........................................................      25
Loan Program........................................................      25
Description of the Securities.......................................      28
Credit Enhancement..................................................      39
Yield and Prepayment Considerations.................................      43
The Agreements......................................................      45
Certain Legal Aspects of the Loans..................................      58
Federal Income Tax Consequences.....................................      67
State Tax Considerations............................................      87
ERISA Considerations................................................      87
Legal Investment....................................................      91
Method of Distribution..............................................      92
Legal Matters.......................................................      92

================================================================================

                              HEADLANDS HOME EQUITY
                               LOAN TRUST 1998-1



                              $191,584,000 Class A
                                  Variable Rate
                               Asset-Backed Notes


                        Class S 1.25% Asset-Backed Notes


                           REVOLVING HOME EQUITY LOAN
                               ASSET-BACKED NOTES
                                  SERIES 1998-1


                    [LOGO] HEADLANDS MORTGAGE SECURITIES INC.


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------


GREENWICH CAPITAL MARKETS
---------------------------------------------------------------
A DIVISION OF NATWEST MARKETS                                  [LOGO]

                                 March 20, 1998

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